                                                                   Exhibit 10.26


                           THREE YEAR CREDIT AGREEMENT

                          DATED AS OF JANUARY 30, 2004

                                      AMONG

                                 ASSURANT, INC.,
                                  AS BORROWER,

               THE BANKS AND FINANCIAL INSTITUTIONS LISTED HEREIN,
                                   AS LENDERS,

                                  BANK ONE, NA
                            AS ADMINISTRATIVE AGENT,

                          CITICORP NORTH AMERICA INC.,
                              AS SYNDICATION AGENT,

                                       AND

                       MORGAN STANLEY SENIOR FUNDING, INC.
                                       AND
                              JPMORGAN CHASE BANK,
                           AS CO-DOCUMENTATION AGENTS

                          CITIGROUP GLOBAL MARKETS INC.
                                       AND
                         BANC ONE CAPITAL MARKETS, INC.,
                   JOINT LEAD ARRANGERS AND JOINT BOOKRUNNERS

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                                CREDIT AGREEMENT
                               TABLE OF CONTENTS

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Section 1.        DEFINITIONS...................................................................................          1

         1.1      Certain Defined Terms.........................................................................          1

         1.2      Accounting Terms; Utilization of GAAP for Purposes of Calculations Under Agreement............         17

         1.3      Other Definitional Provisions and Rules of Construction.......................................         17

Section 2.        AMOUNT AND TERMS OF COMMITMENTS AND LOANS.....................................................         18

         2.1      Commitment; Making of Loan; Notes.............................................................         18

         2.2      Interest on the Loans.........................................................................         19

         2.3      Fees..........................................................................................         22

         2.4      Repayments and Prepayments; General Provisions Regarding Payments.............................         22

         2.5      Increased Costs; Taxes........................................................................         24

         2.6      Special Provisions Governing LIBOR Loans......................................................         28

         2.7      Removal or Replacement of a Lender............................................................         29

         2.8      Mitigation....................................................................................         30

Section 3.        CONDITIONS PRECEDENT..........................................................................         30

         3.1      Conditions to Initial Loans...................................................................         30

         3.2      Conditions to each Loan.......................................................................         33

Section 4.        BORROWER'S REPRESENTATIONS AND WARRANTIES.....................................................         33

         4.1      Organization, Powers, Qualification, Good Standing, Business and Subsidiaries.................         34

         4.2      Authorization of Borrowing, etc...............................................................         34

         4.3      Financial Condition...........................................................................         35

         4.4      No Material Adverse Change....................................................................         36

         4.5      Title to Properties; Liens....................................................................         36

         4.6      No Litigation; Compliance with Laws...........................................................         36

         4.7      Payment of Taxes..............................................................................         37

         4.8      No Default....................................................................................         37

         4.9      Governmental Regulation.......................................................................         37

         4.10     Securities Activities.........................................................................         37

         4.11     Employee Benefit Plans........................................................................         38
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         4.12     Certain Fees..................................................................................         38

         4.13     Environmental Protection......................................................................         39

         4.14     Solvency......................................................................................         39

         4.15     Restrictions..................................................................................         39

         4.16     Insurance Licenses............................................................................         39

         4.17     Disclosure....................................................................................         40

Section 5.        BORROWER'S AFFIRMATIVE COVENANTS..............................................................         40

         5.1      Financial Statements and Other Reports........................................................         40

         5.2      Books and Records.............................................................................         43

         5.3      Existence.....................................................................................         43

         5.4      Insurance.....................................................................................         43

         5.5      Payment of Taxes and Claims...................................................................         44

         5.6      Maintenance of Properties.....................................................................         44

         5.7      Compliance with Laws..........................................................................         44

         5.8      Use of Proceeds...............................................................................         44

         5.9      Claims Pari Passu.............................................................................         45

Section 6.        BORROWER'S NEGATIVE COVENANTS.................................................................         45

         6.1      Liens.........................................................................................         45

         6.2      Indebtedness..................................................................................         47

         6.3      Acquisitions; Certain Investments.............................................................         47

         6.4      Restrictions on Subsidiary Distributions......................................................         48

         6.5      Restricted Payments...........................................................................         48

         6.6      Restriction on Fundamental Changes and Asset Sales............................................         49

         6.7      Conduct of Business...........................................................................         49

         6.8      Transactions with Shareholders and Affiliates.................................................         49

         6.9      Financial Covenants...........................................................................         50

Section 7.        EVENTS OF DEFAULT.............................................................................         51

         7.1      Failure to Make Payments When Due.............................................................         51

         7.2      Default in Other Agreements...................................................................         51

         7.3      Breach of Certain Covenants...................................................................         51
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         7.4      Breach of Warranty............................................................................         51

         7.5      Other Defaults Under Loan Documents...........................................................         52

         7.6      Involuntary Bankruptcy; Appointment of Receiver, etc..........................................         52

         7.7      Voluntary Bankruptcy; Appointment of Receiver, etc............................................         52

         7.8      Judgments and Attachments.....................................................................         53

         7.9      Dissolution...................................................................................         53

         7.10     Employee Benefit Plans........................................................................         53

         7.11     Change in Control.............................................................................         53

         7.12     Repudiation of Obligations....................................................................         53

         7.13     Insurance Licenses............................................................................         53

Section 8.        MISCELLANEOUS.................................................................................         54

         8.1      Assignments and Participations in Loans and Notes.............................................         54

         8.2      Expenses......................................................................................         57

         8.3      Indemnity.....................................................................................         57

         8.4      Set-Off.......................................................................................         58

         8.5      Amendments and Waivers........................................................................         59

         8.6      Independence of Covenants.....................................................................         59

         8.7      Notices.......................................................................................         59

         8.8      Survival of Representations, Warranties and Agreements........................................         60

         8.9      Failure or Indulgence Not Waiver; Remedies Cumulative.........................................         60

         8.10     Marshalling; Payments Set Aside...............................................................         60

         8.11     Severability..................................................................................         60

         8.12     Headings......................................................................................         61

         8.13     Applicable Law................................................................................         61

         8.14     Successors and Assigns........................................................................         61

         8.15     Consent to Jurisdiction and Service of Process................................................         61

         8.16     Waiver of Jury Trial..........................................................................         62

         8.17     Confidentiality...............................................................................         62

         8.18     Ratable Sharing...............................................................................         63

         8.19     Counterparts..................................................................................         64
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         8.20     Obligations Several; Independent Nature of Lenders' Rights....................................         64

         8.21     Usury Savings Clause..........................................................................         64

Section 9.        AGENTS........................................................................................         65

         9.1      Appointment...................................................................................         65

         9.2      Powers and Duties; General Immunity...........................................................         65

         9.3      Representations and Warranties; No Responsibility For Appraisal of Creditworthiness...........         67

         9.4      Right to Indemnity............................................................................         67

         9.5      Successor Administrative Agent................................................................         67

         9.6      Acknowledgment of Potential Related Transactions..............................................         68

         9.7      Non-Receipt of Funds by the Administrative Agent..............................................         68
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                                TABLE OF CONTENTS
                                   (continued)

                                    EXHIBITS

I                FORM OF NOTICE OF BORROWING

II               FORM OF NOTICE OF CONVERSION/CONTINUATION

III              FORM OF NOTE

IV-A             FORM OF OPINION OF BORROWER'S GENERAL COUNSEL

IV-B             FORM OF OPINION OF BORROWER'S NEW YORK COUNSEL

V                FORM OF CERTIFICATE RE NON-BANK STATUS

VI               FORM OF FINANCIAL CONDITION CERTIFICATE

VII              FORM OF ASSIGNMENT AGREEMENT

VIII             FORM OF PARENT SUBORDINATION AGREEMENT

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                                TABLE OF CONTENTS
                                   (continued)

                                    SCHEDULES

1.1               PRICING SCHEDULE

2.1               LENDERS' COMMITMENTS AND PRO RATA SHARES

4.1C              SUBSIDIARIES

4.6               LITIGATION

4.11              ERISA

6.4               APPLICABLE ORDERS AND AGREEMENTS

6.8               TRANSACTIONS WITH AFFILIATES

                           THREE YEAR CREDIT AGREEMENT

         This THREE YEAR CREDIT AGREEMENT dated as of January 30, 2004 is entered into among Assurant, Inc., a Delaware corporation (the "BORROWER"), the banks and financial institutions listed on the signature pages hereof (together with their respective successors and assigns, individually each a "LENDER" and collectively the "LENDERS"), Bank One, NA, having its main office in Chicago, Illinois ("BANK ONE"), as administrative agent for the Lenders (in such capacity, the "ADMINISTRATIVE AGENT"), Citicorp North America Inc., as syndication agent (in such capacity, the "SYNDICATION AGENT"), and Morgan Stanley Senior Funding, Inc. and JPMorgan Chase Bank, as co-documentation agents (in such capacity, the "CO-DOCUMENTATION AGENTS").

                             PRELIMINARY STATEMENTS

         The Borrower has requested, and the Lenders have agreed to extend, the credit facility hereinafter described in the amount and on the terms and conditions set forth herein.

         NOW, THEREFORE, in consideration of the mutual agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrower, the Lenders, the Syndication Agent, the Co-Documentation Agents and the Administrative Agent agree as follows:

SECTION 1. DEFINITIONS

1.1      CERTAIN DEFINED TERMS.

         The following terms used in this Agreement shall have the following meanings:

         "ADMINISTRATIVE AGENT" is defined in the introduction to this Agreement.

         "ADMINISTRATIVE QUESTIONNAIRE" means an administrative questionnaire, substantially in the form supplied by the Administrative Agent, completed by a Lender and furnished to the Administrative Agent in connection with this Agreement.

         "AFFECTED LENDER" is defined in Section 2.6B.

         "AFFECTED LOANS" is defined in Section 2.6B.

         "AFFILIATE" means, as applied to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with, that Person. For the purposes of this definition, "control" (including, with correlative meanings, the terms "controlling", "controlled by" and "under common control with"), as applied to any Person, means the possession, directly or indirectly, of the power (i) to vote 10% or more of the Securities having ordinary voting power for the election of directors of such Person or (ii) to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities or by contract or otherwise.

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                                        $500,000,000 THREE YEAR CREDIT AGREEMENT

         "AGENTS" means the Administrative Agent, the Syndication Agent and the Co-Documentation Agents, collectively, and also means and includes any successor Administrative Agent appointed pursuant to Section 9.5.

         "AGREEMENT" means this Credit Agreement.

         "APPLICABLE INSURANCE REGULATORY AUTHORITY" means, when used with respect to any Insurance Subsidiary, the insurance department or similar administrative authority or agency located in (x) the state or other jurisdiction in which such Insurance Subsidiary is domiciled or (y) to the extent asserting regulatory jurisdiction over such Insurance Subsidiary, each state or other jurisdiction in which such Insurance Subsidiary is licensed or conducts business, and shall include any Federal insurance regulatory department, authority or agency that may be created and that asserts regulatory jurisdiction over such Insurance Subsidiary.

         "APPLICABLE MARGIN" means a percentage per annum determined by reference to Schedule 1.1.

         "APPLICABLE RESERVE REQUIREMENT" means, at any time, for any LIBOR Loan, the maximum rate, expressed as a decimal, at which reserves (including any basic, marginal, special, supplemental, emergency or other reserves) are required to be maintained with respect thereto against "Eurocurrency liabilities" (as such term is defined in Regulation D) under regulations issued from time to time by the FRB or other applicable banking regulator. Without limiting the effect of the foregoing, the Applicable Reserve Requirement shall reflect any other reserves required to be maintained by such member banks with respect to (i) any category of liabilities which includes deposits by reference to which the applicable LIBOR or any other interest rate of a Loan is to be determined, or (ii) any category of extensions of credit or other assets which include LIBOR Loans. A LIBOR Loan shall be deemed to constitute Eurocurrency liabilities and as such shall be deemed subject to reserve requirements without benefits of credit for proration, exceptions or offsets that may be available from time to time to the applicable Lender. The rate of interest on LIBOR Loans shall be adjusted automatically on and as of the effective date of any change in the Applicable Reserve Requirement.

         "ARRANGERS" means Banc One Capital Markets, Inc. and Citigroup Global Markets Inc.

         "ASSIGNMENT AGREEMENT" means an Assignment Agreement substantially in the form of Exhibit VII, with such amendments or modifications as may be approved by the Administrative Agent.

         "ASSURANT COMMERCIAL PAPER DEBT" means short-term Indebtedness incurred by the Borrower pursuant to the Borrower's commercial paper program.

         "ASSURANT IPO" means the initial public offering by Fortis Insurance, N.V. of the Borrower Common Stock.

         "BANK ONE" is defined in the introduction to this Agreement.

         "BANKRUPTCY CODE" means Title 11 of the United States Code entitled "Bankruptcy".

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                                        $500,000,000 THREE YEAR CREDIT AGREEMENT

         "BASE RATE" means, for any day, a rate per annum equal to the greater of (i) the Prime Rate in effect on such day and (ii) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. Any change in the Base Rate due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective on the effective day of such change in the Prime Rate or the Federal Funds Effective Rate, respectively.

         "BASE RATE LOAN" means a Loan bearing interest at a rate determined by reference to the Base Rate.

         "BOND BRIDGE DOCUMENTS" means the Bond Bridge Facility and all other "Loan Documents" as defined therein.

         "BOND BRIDGE FACILITY" means the $1,100,000,000 Credit Agreement dated as of December 19, 2003 among the Borrower (then known as Fortis, Inc.), various financial institutions and Bank One, as administrative agent.

         "BORROWER" is defined in the introduction to this Agreement.

         "BORROWER COMMON STOCK" means the common Capital Stock of the Borrower.

         "BORROWING" means a group of Loans of the same Type made, continued or converted on the same day and, in the case of LIBOR Loans, having the same Interest Period.

         "BUSINESS DAY" means (i) for all purposes other than as covered by clause (ii) below, any day excluding Saturday, Sunday and any day which is a legal holiday under the laws of the State of New York or is a day on which banking institutions located in such state or in Chicago, Illinois are authorized or required by law or other governmental action to close and any day on which commercial banks and foreign exchange markets do not settle payments in Dollars, and (ii) with respect to all notices, determinations, fundings and payments in connection with LIBOR Loans, any day that is a Business Day described in clause (i) above and that is also a day for trading by and between banks in Dollar deposits in the London interbank market.

         "CAPITAL LEASE", as applied to any Person, means any lease of any property (whether real, personal or mixed) by that Person as lessee that, in conformity with GAAP, is accounted for as a capital lease on the balance sheet of that Person.

         "CAPITAL SECURITIES" means (i) the $150,000,000 liquidation amount of 8.40% Capital Securities, Series A due 2027 issued by Fortis Capital Trust and/or (ii) the $50,000,000 liquidation amount of 7.94% Capital Securities, Series B due 2027 issued by Fortis Capital Trust II, in each case which were redeemed in full on or prior to the Signing Date.

         "CAPITAL STOCK" means any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation), including partnership interests and membership interests, and any and all warrants, rights or options to purchase or other arrangements or rights to acquire any of the foregoing.

         "CASH" means money, currency or a credit balance in any demand or deposit account.

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                                        $500,000,000 THREE YEAR CREDIT AGREEMENT

         "CASH EQUIVALENTS" means, as at any date of determination, (i) marketable securities (a) issued or directly and unconditionally guaranteed as to interest and principal by the United States Government or (b) issued by any agency of the United States the obligations of which are backed by the full faith and credit of the United States, in each case maturing within one year after such date; (ii) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof, in each case maturing within one year after such date and having, at the time of the acquisition thereof, a rating of at least A-1 from S&P or at least P-1 from Moody's; (iii) commercial paper maturing no more than one year from the date of creation thereof and having, at the time of the acquisition thereof, a rating of at least A-1 from S&P or at least P-1 from Moody's; (iv) certificates of deposit or bankers' acceptances maturing within one year after such date and issued or accepted by any Lender or by any commercial bank organized under the laws of the United States of America or any state thereof or the District of Columbia that (a) is at least "adequately capitalized" (as defined in the regulations of its primary Federal banking regulator) and (b) has Tier 1 capital (as defined in such regulations) of not less than $100,000,000; and (v) shares of any money market mutual fund that (a) has substantially all of its assets invested continuously in the types of investments referred to in clauses (i) and (ii) above, (b) has net assets of not less than $500,000,000, and (c) has the highest rating obtainable from either S&P or Moody's.

         "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. Section 9604).

         "CERTIFICATE RE NON-BANK STATUS" means a certificate substantially in the form of Exhibit V delivered by a Lender to the Administrative Agent pursuant to Section 2.5B(iii)(b).

         "CHANGE OF CONTROL" means that (i) any Person or "group" (within the meaning of Rules 13d-3 and 13d-5 under the Exchange Act) (other than one or both of the Parents) (a) shall have acquired beneficial ownership of 30% or more on a fully diluted basis of the voting and/or economic interest in the Capital Stock of the Borrower or (b) shall have obtained the power (whether or not exercised) to elect a majority of the members of the board of directors (or similar governing body) of the Borrower or (ii) after giving effect to the consummation of the Assurant IPO, the majority of the seats (other than vacant seats) on the board of directors (or similar governing body) of the Borrower cease to be occupied by Continuing Directors. For purposes of the foregoing, "Continuing Directors" means Persons who either (a) were members of the board of directors of the Borrower on the Effective Date (immediately after giving effect to the consummation of the Assurant IPO) or (b) were nominated for election by the board of directors of the Borrower, a majority of whom were Continuing Directors; excluding, in the case of both clause (a) and (b), any individual whose initial nomination for, or assumption of office as, a member of such board or directors or similar governing body occurs as a result of an actual or threatened solicitation of proxies or consents for the election or removal of one or more directors by any Person or group other than a solicitation for the election of one or more directors by or on behalf of the board of directors.

         "CO-DOCUMENTATION AGENTS" is defined in the introduction to this Agreement.

         "COMMITMENT" means the commitment of a Lender to make Loans to the Borrower pursuant to Section 2.1A, and "COMMITMENTS" means such commitments of all Lenders in the

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                                        $500,000,000 THREE YEAR CREDIT AGREEMENT

aggregate. The amount of the Commitment of each Lender as of the Signing Date is set forth on Schedule 2.1.

         "COMMITMENT FEE RATE" means a percentage per annum determined by reference to Schedule 1.1.

         "COMMITMENT TERMINATION DATE" means the earlier to occur of (i) the Maturity Date and (ii) the date on which the Commitments terminate pursuant to
Section 2.4(b)(i).

         "COMPLIANCE CERTIFICATE" means a certificate of the chief financial officer, treasurer or controller of the Borrower setting forth computations in reasonable detail satisfactory to the Administrative Agent (i) demonstrating compliance with the covenants set forth in Section 6.9, as at the end of the period covered by the financial statements being delivered with such certificate and (ii) certifying that such officer has obtained no knowledge of any Potential Event of Default or Event of Default except as specified in such certificate.

         "CONSOLIDATED ADJUSTED EBIT" means, in respect of the Borrower and its Subsidiaries on a consolidated basis, for any period, an amount equal to the sum, without duplication, of the amounts for such period of (a) Consolidated Net Income, (b) Consolidated Financing Expense and (c) provisions for taxes based on income, but excluding (i) deferred gains and losses on business asset sales and divestitures, (ii) any after-tax prepayment penalties incurred with respect to the Capital Securities and the Parent Intercompany Obligations and (iii) non-recurring costs associated with the consummation of the Assurant IPO.

         "CONSOLIDATED ADJUSTED NET WORTH" means, as at any date of determination, the sum of the amounts that would, in accordance with GAAP, be included on the consolidated balance sheet of the Borrower and its Subsidiaries as of such date as (a) total stockholders' equity and (b) "preferred stock", but excluding (i) treasury stock, (ii) Disqualified Capital Stock and (iii) the effects of Financial Accounting Statement No. 115.

         "CONSOLIDATED CAPITALIZATION" means, in respect of the Borrower and its Subsidiaries on a consolidated basis, as at any date of determination, the sum of Consolidated Total Debt plus Consolidated Adjusted Net Worth.

         "CONSOLIDATED FINANCING EXPENSE" means, in respect of the Borrower and its Subsidiaries on a consolidated basis, for any period, total interest expense (including that portion attributable to Capital Leases in accordance with GAAP and capitalized interest) with respect to all outstanding Indebtedness during such period of the Borrower and its Subsidiaries, including all commissions, discounts and other fees and charges owed with respect to any letters of credit and bankers' acceptance financing and net costs under Interest Rate Agreements and Currency Agreements.

         "CONSOLIDATED NET INCOME" means, in respect of the Borrower and its Subsidiaries on a consolidated basis, for any period, (i) the net income (or loss) for the Borrower and its Subsidiaries for such period taken as a single accounting period determined in conformity with GAAP, minus (ii) (a) the income (or loss) of any Person accrued prior to the date it becomes a Subsidiary or is merged into or consolidated with the Borrower or any of its Subsidiaries or that Person's assets are acquired by the Borrower or any of its Subsidiaries, (b) any after-tax gains or

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                                        $500,000,000 THREE YEAR CREDIT AGREEMENT

losses attributable to returned surplus assets of any Pension Plan, and (c) (to the extent not included in clauses (a) and (b) above) any net extraordinary gains or net extraordinary losses.

         "CONSOLIDATED TOTAL DEBT" means, in respect of the Borrower and its Subsidiaries on a consolidated basis, as at any date of determination, the aggregate stated balance sheet amount of all Indebtedness, determined on a consolidated basis in accordance with GAAP, but excluding Indebtedness constituting letters of credit issued for insurance regulatory purposes and for which adequate insurance reserves or other appropriate provisions consistent with Borrower's past practice have been made therefor.

         "CONTRACTUAL OBLIGATION", as applied to any Person, means any provision of any securities issued by that Person or of any indenture, mortgage, deed of trust, or other material contract, undertaking, agreement or other material instrument to which that Person is a party or by which it or any of its properties is bound or to which it or any of its properties is subject.

         "CONVERSION/CONTINUATION DATE" means the effective date of a continuation or conversion, as the case may be, as set forth in the applicable Conversion/Continuation Notice.

         "CONVERSION/CONTINUATION NOTICE" means a Conversion/Continuation Notice substantially in the form of Exhibit II.

         "CURRENCY AGREEMENT" means any foreign exchange contract, currency swap agreement, futures contract, option contract, synthetic cap or other similar agreement or arrangement.

         "DISQUALIFIED CAPITAL STOCK" means that portion of any Capital Stock (other than Capital Stock that is solely redeemable, or at the election of the Borrower (not subject to any condition), may be redeemed, with Capital Stock that is not Disqualified Capital Stock) which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder thereof), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the sole option of the holder thereof, on or prior to 91 days after the scheduled Maturity Date.

         "DOLLARS" and the sign "$" mean the lawful money of the United States of America.

         "EFFECTIVE DATE" means the earlier of (i) February 28, 2004 and (ii) the date on which all conditions precedent set forth in Sections 3.1 and 3.2 (excluding Section 3.2(i)) to the making of the initial Loans have been satisfied.

         "ELIGIBLE ASSIGNEE" means (i) any Lender and any Affiliate of any Lender; and (ii) any commercial bank, savings and loan association, savings bank, insurance company, investment or mutual fund or other entity that is an "accredited investor" (as defined in Regulation D under the Securities Act) and which extends credit or buys loans as one of its businesses; provided that no Affiliate of the Borrower or any of its Subsidiaries or either Parent or any of its Subsidiaries shall be an Eligible Assignee.

         "EMPLOYEE BENEFIT PLAN" means any "employee benefit plan" as defined in
Section 3(3) of ERISA which is or was maintained or contributed to by the Borrower or any of its

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                                        $500,000,000 THREE YEAR CREDIT AGREEMENT

Subsidiaries or, in the case of any such plan subject to Title IV of ERISA, by any ERISA Affiliate.

         "ENVIRONMENTAL CLAIM" means any investigation, notice, notice of violation, claim, action, suit, proceeding, demand, abatement order or other order or directive (conditional or otherwise), by any Governmental Authority or any other Person, arising (i) pursuant to or in connection with any actual or alleged violation of any Environmental Law, (ii) in connection with any Hazardous Materials or any actual or alleged Hazardous Materials Activity or
(iii) in connection with any actual or alleged damage, injury, threat or harm to health, safety, natural resources or the environment.

         "ENVIRONMENTAL LAWS" means any and all current or future federal, state, local and foreign laws and regulations, statutes, ordinances, orders, rules, guidance documents, judgments, Governmental Authorizations, or any other requirements of Governmental Authorities relating to (i) environmental matters, including those relating to any Hazardous Materials Activity, (ii) the generation, use, storage, transportation or disposal of Hazardous Materials, or
(iii) occupational safety and health, industrial hygiene, land use or the protection of human health or the environment, in any manner applicable to the Borrower or any of its Subsidiaries or any Facilities.

         "ERISA" means the Employee Retirement Income Security Act of 1974.

         "ERISA AFFILIATE" means (i) any corporation which is a member of a controlled group of corporations within the meaning of Section 414(b) of the Internal Revenue Code of which the Borrower or any Subsidiary is a member; (ii) any trade or business (whether or not incorporated) which is a member of a group of trades or businesses under common control within the meaning of Section 414(c) of the Internal Revenue Code of which the Borrower or any Subsidiary is a member; and (iii) any member of an affiliated service group within the meaning of Section 414(m) or (o) of the Internal Revenue Code of which the Borrower, any Subsidiary, any corporation described in clause (i) above or any trade or business described in clause (ii) above is a member.

         "ERISA EVENT" means (i) a "reportable event" within the meaning of
Section 4043 of ERISA and the regulations issued thereunder with respect to any Pension Plan (excluding those for which the provision for 30-day notice to the PBGC has been waived by regulation); (ii) the failure to meet the minimum funding requirements of Section 412 of the Internal Revenue Code with respect to any Pension Plan (whether or not waived in accordance with Section 412(d) of the Internal Revenue Code) or the failure to make by its due date a required installment under Section 412(m) of the Internal Revenue Code with respect to any Pension Plan; (iii) the provision by the administrator of any Pension Plan pursuant to Section 4041(a)(2) of ERISA of a notice of intent to terminate such plan in a distress termination described in Section 4041(c) of ERISA or the commencement of proceedings by the PBGC to terminate a pension plan or the appointment of a trustee to administer a pension plan; (iv) the withdrawal by the Borrower, any Subsidiary or any ERISA Affiliate from any Pension Plan with two or more contributing sponsors or the termination of any such Pension Plan resulting in liability pursuant to Section 4063 or 4064 of ERISA; (v) the occurrence of an event or condition that could reasonably be expected to give rise to the imposition of liability on the Borrower, any Subsidiary or any ERISA

                                        $500,000,000 THREE YEAR CREDIT AGREEMENT

Affiliate pursuant to Section 4062(e) or 4069 of ERISA or by reason of the application of Section 4212(c) of ERISA; (vi) the filing of a material claim (other than routine claims for benefits) against any Employee Benefit Plan other than a Multiemployer Plan or the assets thereof, or against the Borrower, any Subsidiary or any ERISA Affiliate in connection with any Employee Benefit Plan; or (vii) the imposition of a Lien pursuant to Section 401(a)(29) or 412(n) of the Internal Revenue Code or pursuant to ERISA with respect to any Pension Plan.

         "EVENT OF DEFAULT" means each of the events set forth in Section 7.

         "EXCHANGE ACT" means the Securities Exchange Act of 1934.

         "FACILITIES" means any and all real property (including all buildings, fixtures or other improvements located thereon) now, hereafter or heretofore owned, leased, operated or used by the Borrower or any of its Subsidiaries or any of their respective predecessors or Affiliates.

         "FEDERAL FUNDS EFFECTIVE RATE" means, for any day, an interest rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published for such day (or, if such day is not a Business Day, for the immediately preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations at approximately 11:00 a.m. on such day on such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by the Administrative Agent in its sole discretion.

         "FEE LETTER" means the fee letters, each dated on or prior to the Signing Date, between the Borrower and the Administrative Agent and the Borrower, the Administrative Agent and the Arrangers, respectively, in each case as the same may be amended, supplemented or otherwise modified from time to time.

         "FINANCIAL CONDITION CERTIFICATE" means an officer's certificate in the form of Exhibit VI.

         "FISCAL QUARTER" means a fiscal quarter of any Fiscal Year.

         "FISCAL YEAR" means the fiscal year of the Borrower and its Subsidiaries ending on December 31 of each calendar year. For purposes of this Agreement, any particular Fiscal Year shall be designated by reference to the calendar year in which such Fiscal Year ends.

         "FRB" means the Board of Governors of the Federal Reserve System.

         "FUNDING AND PAYMENT OFFICE" means the office of the Administrative Agent as set forth under the Administrative Agent's name on the signature pages hereof, or such other office designated in a written notice delivered by the Administrative Agent to the Borrower and each Lender.

         "GAAP" means, subject to the limitations on the application thereof set forth in Section 1.2, generally accepted accounting principles set forth in opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and

                                        $500,000,000 THREE YEAR CREDIT AGREEMENT

statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession, in each case as the same are applicable to the circumstances as of the date of determination.

         "GOVERNMENTAL AUTHORITY" means any federal, state, municipal, national or other government, governmental department, commission, board, bureau, court, agency or instrumentality or political subdivision thereof or any entity or officer exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to any government or any court, in each case whether associated with a state of the United States, the United States, or a foreign entity or government, and shall include any Applicable Insurance Regulatory Authority.

         "GOVERNMENTAL AUTHORIZATION" means any permit, license, authorization, plan, directive, consent order or consent decree of or from any Governmental Authority.

         "HAZARDOUS MATERIALS" means any chemical, material or substance, exposure to which is prohibited, limited or regulated by any Environmental Law or which poses a hazard to the health and safety of the owners, occupants or any Persons in the vicinity of any Facility or to the indoor or outdoor environment.

         "HAZARDOUS MATERIALS ACTIVITY" means any past, current, proposed or threatened activity, event or occurrence involving any Hazardous Materials, including the use, manufacture, possession, storage, holding, presence, existence, location, Release, threatened Release, discharge, placement, generation, transportation, processing, construction, treatment, abatement, removal, remediation, disposal, disposition or handling of any Hazardous Materials, and any corrective action or response action with respect to any of the foregoing.

         "HYBRID SECURITIES" means any preferred Securities which have the following characteristics: (i) a wholly-owned Subsidiary which is a Delaware business trust (or similar entity) lends substantially all of the proceeds from the issuance of such preferred Securities to the Borrower or another wholly-owned Subsidiary in exchange for junior subordinated debt Securities issued by the Borrower or such other wholly-owned Subsidiary (as the case may be), (ii) such preferred Securities contain terms providing for the deferral of interest payments corresponding to provisions providing for the deferral of interest payments on such junior subordinated debt Securities and (iii) the Borrower or such wholly-owned Subsidiary (as the case may be) makes periodic interest payments on such junior subordinated debt Securities, which interest payments are in turn used to make corresponding payments to the holders of the preferred Securities.

         "INDEBTEDNESS", as applied to any Person, means (i) all indebtedness for borrowed money, (ii) that portion of obligations with respect to Capital Leases that is properly classified as a liability on a balance sheet in conformity with GAAP, (iii) notes payable and drafts accepted representing extensions of credit whether or not representing obligations for borrowed money,
(iv) any obligation owed for all or any part of the deferred purchase price of property or services (excluding any such obligations incurred under ERISA), which purchase price is (a) due more than six months from the date of incurrence of the obligation in respect thereof or (b) evidenced

                                        $500,000,000 THREE YEAR CREDIT AGREEMENT

by a note or similar written instrument, (v) all indebtedness secured by any Lien on any property or asset owned or held by that Person regardless of whether the indebtedness secured thereby shall have been assumed by that Person or is nonrecourse to the credit of that Person, (vi) the face amount of any letter of credit issued for the account of that Person or as to which that Person is otherwise liable for reimbursement of drawings; (vii) the direct or indirect guaranty, endorsement (otherwise than for collection or deposit in the ordinary course of business), co-making, discounting with recourse or sale with recourse by such Person of the obligation of another of the type described in clauses (i) through (vi) above and clauses (x) and (xi) below; (viii) any obligation of such Person the primary purpose or intent of which is to provide assurance to an obligee that the obligation of the obligor thereof will be paid or discharged, or any agreement relating thereto will be complied with, or the holders thereof will be protected (in whole or in part) against loss in respect thereof (other than customary and reasonable, unmatured and unpaid indemnity obligations with respect to the Contractual Obligations of the Borrower or a wholly-owned Subsidiary); (ix) any liability of such Person for an obligation of another through any agreement (contingent or otherwise) (a) to purchase, repurchase or otherwise acquire such obligation or any security therefor, or to provide funds for the payment or discharge of such obligation (whether in the form of loans, advances, stock purchases, capital contributions or otherwise) or (b) to maintain the solvency or any balance sheet item, level of income or financial condition of another if, in the case of any agreement described under subclause
(a) or (b) of this clause (ix), the primary purpose or intent thereof is as described in clause (viii) above; (x) all obligations of such Person in respect of any Interest Rate Agreement and Currency Agreement; and (xi) all obligations of such Person in respect of any Hybrid Securities.

         "INDEBTEDNESS TO CAPITALIZATION RATIO" means, in respect of the Borrower and its Subsidiaries on a consolidated basis, the ratio of (i) Consolidated Total Debt as of the last day of any Fiscal Quarter to (ii) Consolidated Capitalization as of such date.

         "INDEMNITEE" is defined in Section 8.3.

         "INDEMNIFIED LIABILITIES" is defined in Section 8.3.

         "INSURANCE BUSINESS" means one or more aspects of the business of selling, issuing or underwriting insurance or reinsurance.

         "INSURANCE CONTRACT" means any insurance binder, contract or policy issued by an Insurance Subsidiary but shall not include any Reinsurance Agreement or Retrocession Agreement.

         "INSURANCE LICENSES" means, with respect to each Insurance Subsidiary, licenses (including licenses or certificates of authority from Applicable Insurance Regulatory Authorities), permits or authorizations to transact Insurance Business held, or required to be held, by such Insurance Subsidiary.

         "INSURANCE SUBSIDIARY" means any Subsidiary that is licensed to conduct, or conducts or is engaged in, an Insurance Business.

         "INTEREST COVERAGE RATIO" means, in respect of the Borrower and its Subsidiaries on a consolidated basis, the ratio as of the last day of any Fiscal Quarter of (i) Consolidated Adjusted

                                        $500,000,000 THREE YEAR CREDIT AGREEMENT

EBIT for the four Fiscal Quarter period then ended, to (ii) Consolidated Financing Expense for such four Fiscal Quarter period.

         "INTEREST PAYMENT DATE" means with respect to: (i) any Base Rate Loan, the last day of each Fiscal Quarter and the Maturity Date; and (ii) any LIBOR Loan, (a) the last day of each Interest Period applicable to such Loan, (b) if any such Interest Period is longer than three months, each day during such Interest Period that occurs at intervals of three months' duration after the first day of such Interest Period, and (c) the Maturity Date.

         "INTEREST PERIOD" is defined in Section 2.2B.

         "INTEREST RATE AGREEMENT" means any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement or other similar agreement or arrangement.

         "INTEREST RATE DETERMINATION DATE" means, with respect to any Interest Period, the second Business Day prior to the first day of such Interest Period.

         "INTERNAL REVENUE CODE" means the Internal Revenue Code of 1986.

         "INVESTMENT" means (i) any direct or indirect purchase or other acquisition by the Borrower or any of its Subsidiaries of, or of a beneficial interest in, any Securities of any other Person, (ii) any direct or indirect redemption, retirement, purchase or other acquisition for value, by any Subsidiary from any Person of any Capital Stock of such Person, (iii) any direct or indirect loan, advance (other than advances to employees for moving, entertainment and travel expenses, drawing accounts and similar expenditures in the ordinary course of business) or capital contribution by the Borrower or any of its Subsidiaries to any other Person, including all indebtedness and accounts receivable from that other Person that are not current assets or did not arise from sales to that other Person in the ordinary course of business, and (iv) any other asset classified as an "investment" in accordance with GAAP or included in Total Invested Assets in accordance with SAP. The amount of any Investment shall be the original cost of such Investment plus the cost of all additions thereto, without any adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment.

         "JOINT VENTURE" means a joint venture, partnership or other similar arrangement, whether in corporate, partnership or other legal form; provided that in no event shall any Subsidiary of any Person be considered to be a Joint Venture to which such Person is a party.

         "LENDER" and "LENDERS" are defined in the introduction to this Agreement and shall include any other Person that shall become a party hereto pursuant to an Assignment Agreement, but shall not include any Person that ceases to be a party hereto pursuant to an Assignment Agreement.

         "LIBOR" means, with respect to a LIBOR Loan for the relevant Interest Period, the result of (i) the applicable British Bankers' Association offered rate in the London interbank market for deposits in Dollars having a maturity equal to such Interest Period, as reported by any generally recognized financial information service as of 11:00 a.m. (London time) on the Interest Rate Determination Date; provided that, if no such British Bankers' Association rate is available to the Administrative Agent, LIBOR for the relevant Interest Period shall instead be the rate

                                        $500,000,000 THREE YEAR CREDIT AGREEMENT

determined by the Administrative Agent to be the rate at which the Administrative Agent or one of its Affiliate banks offers to place deposits in Dollars with first-class banks in the London interbank market at approximately 11:00 a.m. (London time) on the Interest Rate Determination Date, in the approximate amount of the relevant LIBOR Loan of the Administrative Agent (in its capacity as a Lender) and having a maturity equal to such Interest Period divided by (ii) a percentage equal to (x) one minus (y) the Applicable Reserve Requirement.

         "LIBOR LOAN" means any Loan bearing interest at a rate calculated on the basis of LIBOR.

         "LIEN" means any lien, mortgage, pledge, assignment, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof, and any agreement to give any security interest) and any option, trust or other preferential arrangement having the practical effect of any of the foregoing.

         "LOAN DOCUMENTS" means this Agreement, the Notes, the Parent Subordination Agreement and the Fee Letter.

         "LOANS" means loans made by the Lenders to the Borrower pursuant to
Section 2.1.

         "MARGIN STOCK" is defined in Regulation U of the FRB as in effect from time to time.

         "MATERIAL ADVERSE EFFECT" means a material adverse effect upon (i) the business, operations, properties or financial condition of the Borrower and its Subsidiaries, taken as a whole, (ii) the ability of the Borrower to perform any of the Obligations or (iii) the legality, validity, binding effect or enforceability against the Borrower of any Loan Document to which it is a party.

         "MATERIAL INSURANCE SUBSIDIARY" means, at any time, any Insurance Subsidiary having Statutory Surplus of $10,000,000 or more at such time.

         "MATERIAL SUBSIDIARY" means, at any time, a Subsidiary that as of the end of the most recently completed Fiscal Year accounted for (a) 5% or more of the total assets of the Borrower and its Subsidiaries or (b) 5% or more of the total revenues of the Borrower and its Subsidiaries, in each case as determined by reference to the most recent audited consolidated financial statements for the Borrower and its Subsidiaries as of the end of such Fiscal Year.

         "MATURITY DATE" means the earliest to occur of (i) the date that is three years following the Effective Date, (ii) February 28, 2007 and (iii) the date that all Obligations become due and payable (by acceleration or otherwise).

         "MOODY'S" means Moody's Investor Services, Inc.

         "MULTIEMPLOYER PLAN" means any Employee Benefit Plan which is a "multiemployer plan" as defined in Section 3(37) of ERISA.

         "NAIC" means the National Association of Insurance Commissioners and any successor thereto.

                                        $500,000,000 THREE YEAR CREDIT AGREEMENT

         "NON-EXCLUDED TAX" is defined in Section 2.5B(i).

         "NON-US LENDER" is defined in Section 2.5B(iii)(a).

         "NOTE" means any promissory note of the Borrower issued pursuant to
Section 2.1D or Section 8.1E, in each case substantially in the form of Exhibit III.

         "NOTICE OF BORROWING" means a notice substantially in the form of
Exhibit I delivered by the Borrower to the Administrative Agent pursuant to
Section 2.1B with respect to a proposed borrowing of the Loans.

         "OBLIGATIONS" means all obligations of every nature of the Borrower from time to time owed to the Agents, the Lenders or any of them under any of the Loan Documents.

         "OFFICERS' CERTIFICATE" means, as applied to any corporation, a certificate executed on behalf of such corporation by its chairman of the board (if an officer) or its president or one of its vice presidents and by its chief financial officer or its treasurer or, as applied to any limited partnership, a certificate executed on behalf of such limited partnership by the chairman of the board (if an officer) or the president or one of the vice presidents and by the chief financial officer or treasurer of the general partner of such limited partnership, or, if the general partner of such limited partnership is an individual, executed by such individual; provided that every Officers' Certificate with respect to the compliance with a condition precedent to the making of any Loans hereunder shall include: (i) a statement that the officer or officers making or giving such Officers' Certificate have read such condition and any definitions or other provisions contained in this Agreement relating thereto, (ii) a statement that, in the opinion of the signers, they have made or have caused to be made such examination or investigation as is necessary to enable them to express an informed opinion as to whether or not such condition has been complied with, and (iii) a statement as to whether, in the opinion of the signers, such condition has been complied with.

         "OHIO SALE/LEASEBACK TRANSACTION" means the arrangement with any Person providing for the leasing by the Borrower or one of its Subsidiaries of the property of such Borrower or such Subsidiary located in Springfield, Ohio, which property has been or is to be sold or transferred by the Borrower or such Subsidiary to such Person.

         "ORGANIZATIONAL DOCUMENTS" means (i) with respect to any corporation, its certificate or articles of incorporation or organization and its by-laws,
(ii) with respect to any limited partnership, its certificate of limited partnership and its partnership agreement, (iii) with respect to any general partnership, its partnership agreement and (iv) with respect to any limited liability company, its articles of organization and its operating agreement. In the event any term or condition of this Agreement or any other Loan Document requires any Organizational Document to be certified by a secretary of state or similar governmental official, the reference to any such "Organizational Document" shall only be to a document of a type customarily certified by such governmental official.

         "PARENT" means each of (i) Fortis N.V., a public company with limited liability (naamloze vennootschap) incorporated under the laws of The Netherlands having its statutory seat (statutaire zetel) at Utrecht, The Netherlands and registered with the Chamber of Commerce

                                        $500,000,000 THREE YEAR CREDIT AGREEMENT

in Utrecht under number 30072145 and (ii) Fortis SA/NV, a public company with limited liability (societe anonyme/naamloze vennootschap) incorporated in Belgium and registered with the register of legal persons (rechtspersonenregister), Brussels, under company number 0451406524 (formerly registered with the Brussels Trade Register under No. 577.615), and their respective successors and assigns.

         "PARENT CONTRIBUTION" means the contribution in Cash to the capital of the Borrower, directly or indirectly, by the Parents (in exchange for equity of the Borrower) in an aggregate amount not less than $650,000,000.

         "PARENT INTERCOMPANY OBLIGATIONS" means the Indebtedness of the Borrower to the Parents and their Affiliates that was paid in full in installments on December 16, 2003 and December 19, 2003.

         "PARENT SUBORDINATION AGREEMENT" means the letter agreement of the Parents substantially in the form of Exhibit VIII.

         "PBGC" means the Pension Benefit Guaranty Corporation and any successor thereto.

         "PENSION PLAN" means any Employee Benefit Plan, other than a Multiemployer Plan, which is subject to Section 412 of the Internal Revenue Code or Section 302 of ERISA.

         "PERSON" means and includes natural persons, corporations, limited partnerships, general partnerships, limited liability companies, limited liability partnerships, joint stock companies, Joint Ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts or other organizations, whether or not legal entities, and Governmental Authorities.

         "POTENTIAL EVENT OF DEFAULT" means a condition or event that, after notice or lapse of time or both, would constitute an Event of Default.

         "PRIME RATE" means a rate per annum equal to the prime rate of interest announced from time to time by Bank One or its parent (which is not necessarily the lowest rate charged to any customer), changing when and as such prime rate changes.

         "PRO RATA SHARE" means, with respect to any Lender, (A) prior to the termination of the Commitments, the percentage obtained by dividing (i) the amount of such Lender's Commitment by (ii) the aggregate amount of all Commitments; and (B) after the termination of the Commitments, the percentage obtained by dividing (i) the principal amount of such Lender's Loans by (ii) the aggregate principal amount of all Loans, in each case as such percentage may be adjusted by assignments permitted pursuant to Section 8.1.

         "REINSURANCE AGREEMENT" means any agreement, contract, treaty or other arrangement whereby one or more insurers, as reinsurers, assume liabilities under insurance policies or agreements issued by another insurance or reinsurance company or companies.

         "REGISTER" is defined in Section 2.1E.

         "REGULATION D" means Regulation D of the FRB.

                                        $500,000,000 THREE YEAR CREDIT AGREEMENT

         "RELEASE" means any release, spill, emission, leaking, pumping, pouring, injection, escaping, deposit, disposal, discharge, dispersal, dumping, leaching or migration of any Hazardous Material into the indoor or outdoor environment (including the abandonment or disposal of any barrels, containers or other closed receptacles containing any Hazardous Material), including the movement of any Hazardous Material through the air, soil, surface water or groundwater.

         "REPLACEMENT LENDER" is defined in Section 2.7.

         "REQUISITE LENDERS" means the Lenders having Pro Rata Shares of more than 50%.

         "RESTRICTED PAYMENT" means (i) any dividend or other distribution, direct or indirect, on account of any shares of any class of Capital Stock of the Borrower or any of its Subsidiaries now or hereafter outstanding, except a dividend payable solely in shares of that class of Capital Stock to the holders of that class; (ii) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any class of Capital Stock of the Borrower or any of its Subsidiaries now or hereafter outstanding; (iii) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of Capital Stock of the Borrower or any of its Subsidiaries now or hereafter outstanding; and (iv) management or similar fees payable to either Parent or any of its Affiliates (other than the Borrower or any of its wholly-owned Subsidiaries).

         "RETROCESSION AGREEMENT" means any agreement, contract, treaty or other arrangement whereby one or more insurers or reinsurers, as retrocessionaries, assume liabilities of reinsurers under a Reinsurance Agreement or other retrocessionaries under another Retrocession Agreement.

         "S&P" means Standard & Poor's Ratings Group, a division of The McGraw Hill Corporation.

         "SAP" means, with respect to any Insurance Subsidiary, the accounting procedures and practices prescribed or permitted by the Applicable Insurance Regulatory Authority, applied in accordance with Section 1.2.

         "SECURITIES" means any stock, share, partnership interest, membership interest in a limited liability company, voting trust certificate, certificate of interest or participation in any profit-sharing agreement or arrangement, option, warrant, bond, debenture, note, or other evidence of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as "securities" or any certificates of interest, shares or participations in temporary or interim certificates for the purchase or acquisition of, or any right to subscribe to, purchase or acquire, any of the foregoing.

         "SECURITIES ACT" means the Securities Act of 1933.

         "SIGNING DATE" means the date on which this Agreement has been executed and delivered by all of the parties hereto.

                                        $500,000,000 THREE YEAR CREDIT AGREEMENT

         "SOLVENT" means, with respect to any Person, that as of the date of determination both (A) (i) the then fair saleable value of the property of such Person is (y) greater than the total amount of liabilities (including contingent liabilities) of such Person and (z) not less than the amount that will be required to pay the probable liabilities on such Person's then existing debts as they become absolute and matured considering all financing alternatives and potential asset sales reasonably available to such Person; (ii) such Person's capital is not unreasonably small in relation to its business or any contemplated or undertaken transaction; and (iii) such Person has not incurred and does not intend to incur, or believe (nor should it reasonably believe) that it will incur, debts beyond its ability to pay such debts as they become due (whether at maturity or otherwise); and (B) such Person is "solvent" within the meaning given that term and similar terms under applicable laws relating to fraudulent transfers and conveyances. For purposes of this definition, the amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

         "STATUTORY STATEMENT" means, as to any Insurance Subsidiary, a statement of the condition and affairs of such Insurance Subsidiary, prepared in accordance with SAP, and filed with the Applicable Insurance Regulatory Authority.

         "STATUTORY SURPLUS" means, for any Insurance Subsidiary and its Subsidiaries, the "Total Adjusted Capital" (as defined by the NAIC) of such Insurance Subsidiary or Insurance Subsidiaries (as the case may be).

         "SUBSIDIARY" means, with respect to any Person, any corporation, partnership, limited liability company, association, joint venture or other business entity of which more than 50% of the total voting power of shares of stock or other ownership interests entitled (without regard to the occurrence of any contingency) to vote in the election of the Person or Persons (whether directors, managers, trustees or other Persons performing similar functions) having the power to direct or cause the direction of the management and policies thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof; provided that, notwithstanding the foregoing, it is understood and agreed that (i) Fortis Brussels SA/NV and Fortis Utrecht N.V. are each Subsidiaries of the Parents and (ii) no real estate Joint Venture of the Borrower or its Subsidiaries shall be considered a Subsidiary or its Subsidiaries unless such Joint Venture is consolidated on the balance sheet of the Borrower. Unless otherwise expressly provided, all references herein to a "Subsidiary" shall mean a Subsidiary of the Borrower.

         "SYNDICATION AGENT" is defined in the introduction to this Agreement.

         "TAX" means any present or future tax, levy, impost, duty, assessment, charge, deduction or withholding imposed, levied, collected, withheld or assessed by any Governmental Authority.

         "TERMINATED LENDER" is defined in Section 2.7.

         "TOTAL INVESTED ASSETS" means at any date, for any Insurance Subsidiary and its Subsidiaries (determined on a consolidated basis, without duplication, in accordance with SAP), the amount shown on the most recent available Statutory Statement of such Insurance Subsidiary

                                        $500,000,000 THREE YEAR CREDIT AGREEMENT

at p. 2, line 11 (or, if the form of Statutory Statement of such Insurance Subsidiary shall be amended, such other page and line of such amended form as shall reflect the same information).

         "TYPE OF LOAN" means a Base Rate Loan or a LIBOR Loan.

         "UTILIZATION FEE RATE" means a percentage per annum determined by reference to Schedule 1.1.

1.2 ACCOUNTING TERMS; UTILIZATION OF GAAP FOR PURPOSES OF CALCULATIONS UNDER AGREEMENT.

         Except as otherwise expressly provided in this Agreement, all accounting terms not otherwise defined herein shall have the meanings assigned to them in conformity with GAAP or SAP, as applicable. Calculations in connection with the definitions, covenants and other provisions of this Agreement shall utilize accounting principles and policies in effect on the date hereof which are in conformity with those used to prepare the financial statements referred to in Section 4.3A. Financial statements and other information required to be delivered by the Borrower to the Administrative Agent pursuant to clauses (i) and (ii) of Section 5.1 shall be prepared in accordance with GAAP as in effect at the time of such preparation. In the event that a change in GAAP, SAP or other accounting principles and policies after the date hereof affects in any material respect the calculations of the covenants contained herein, the Lenders and the Borrower agree to negotiate in good faith to amend the affected covenants (and related definitions) to compensate for the effect of such changes so that the restrictions, limitations and performance standards effectively imposed by such covenants, as so amended, are substantially identical to the restrictions, limitations and performance standards imposed by such covenants as in effect on the date hereof; provided that, if the Requisite Lenders and the Borrower fail to reach agreement with respect to such amendment within a reasonable period of time following the date of effectiveness of any such change, calculation of compliance by the Borrower and its Subsidiaries with the covenants contained herein shall be determined in accordance with GAAP or SAP, as applicable, as in effect immediately prior to such change.

1.3      OTHER DEFINITIONAL PROVISIONS AND RULES OF CONSTRUCTION.

         A. Any term defined herein may, unless the context otherwise requires, be used in the singular or the plural, depending on the reference.

         B. References to "Sections" and subsections shall be to Sections and subsections, respectively, of this Agreement unless otherwise specifically provided.

         C. The use in any of the Loan Documents of the word "include" or "including", when following any general statement, term or matter, shall not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not nonlimiting language (such as "without limitation" or "but not limited to" or words of similar import) is used with reference thereto, but rather shall be deemed to refer to all other items or matters that fall within the broadest possible scope of such general statement, term or matter.

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                                        $500,000,000 THREE YEAR CREDIT AGREEMENT

         D. Unless otherwise specified, all references herein to times of day shall be references to New York City time (daylight or standard, as applicable).

         E. Unless otherwise expressly provided herein, (a) references to agreements (including the Loan Documents) and other contractual instruments shall be deemed to include all subsequent amendments, restatements, extensions, supplements and other modifications thereto, but only to the extent that such amendments, restatements, extensions, supplements and other modifications are not prohibited by any Loan Document; and (b) references to any statute, regulation or other law shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such statute, regulation or other law.

SECTION 2. AMOUNT AND TERMS OF COMMITMENTS AND LOANS

2.1      COMMITMENT; MAKING OF LOAN; NOTES.

         A. COMMITMENTS. Subject to the terms and conditions of this Agreement, each Lender severally agrees to make loans to the Borrower from time to time during the period from the Effective Date to the Commitment Termination Date in an amount not at any time exceeding its Pro Rata Share of the aggregate amount of the Commitments; provided that, prior to the termination of the Bond Bridge Facility and the repayment of all obligations of the Borrower thereunder, no more than $50,000,000 in aggregate principal amount of Loans may be borrowed hereunder for purposes other than the repayment of maturing Assurant Commercial Paper Debt. Amounts borrowed under this Section 2.1A may be repaid and, subject to the terms and conditions hereof, reborrowed from time to time.

         B. BORROWING MECHANICS; MINIMUM AMOUNT. The Borrower shall notify the Administrative Agent of each proposed new Borrowing by delivering a Notice of Borrowing no later than 11:00 a.m. (a) at least three Business Days in advance of a proposed Borrowing of LIBOR Loans or (b) on the day of a proposed Borrowing of Base Rate Loans. Promptly upon receipt by the Administrative Agent of such Notice of Borrowing, the Administrative Agent shall notify each Lender of the proposed Borrowing and such Lender's Pro Rata Share of such Borrowing. Each Borrowing shall be in a principal amount of $5,000,000 or a higher integral multiple of $1,000,000.

         C. DISBURSEMENT OF FUNDS. Each Lender shall make its Loan available to the Administrative Agent not later than 2:00 p.m. on the date of each proposed Borrowing, by wire transfer of same day funds in Dollars, at the Funding and Payment Office. Upon satisfaction or waiver of the conditions precedent specified in Section 3, the Administrative Agent shall make the proceeds of the Loans available to the Borrower on the date of such proposed Borrowing by causing an amount of same day funds in Dollars equal to the proceeds of all such Loans received by the Administrative Agent from the Lenders to be credited to the account of the Borrower at the Funding and Payment Office or to such other account as may be designated in writing to the Administrative Agent by the Borrower.

         D. NOTES. Upon request by any Lender, the Borrower shall promptly execute and deliver to the Administrative Agent for such Lender a Note to evidence such Lender's Loans, in the principal amount of that Lender's Commitment and with other appropriate insertions. The

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                                        $500,000,000 THREE YEAR CREDIT AGREEMENT

Administrative Agent may deem and treat the payee of any Note as the owner thereof for all purposes hereof unless and until an Assignment Agreement effecting the assignment or transfer thereof shall have been accepted by the Administrative Agent as provided in Section 8.1C. Any request, authority or consent of any Person that, at the time of making such request or giving such authority or consent, is the holder of any Note shall be conclusive and binding on any subsequent holder, assignee or transferee of that Note or of any Note issued in exchange therefor.

         E.       THE REGISTER.

                  (i) The Administrative Agent shall, on behalf of the Borrower, maintain at the Funding and Payment Office a register for the recordation of the names and addresses of the Lenders and the Commitment and Loans of each Lender from time to time (the "Register"). The Register shall be available for inspection by the Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

                  (ii) The Administrative Agent shall record in the Register the Commitment and the Loans of each Lender, and each repayment or prepayment of the principal amount of such Loans. Any such recordation shall be conclusive and binding on the Borrower and each Lender, absent manifest error; provided that failure to make any such recordation, or any error in such recordation, shall not affect any Lender's Commitment or the Obligations in respect of any applicable Loan.

                  (iii) Each Lender shall record on its internal records (or, at such Lender's option, on the Note held by such Lender) the amount of each Loan made by it and each payment thereof. Any such recordation shall be conclusive and binding on the Borrower, absent manifest error; provided that failure to make any such recordation, or any error in such recordation, shall not affect any Lender's Commitment or the Obligations in respect of any applicable Loan; and provided, further, that in the event of any inconsistency between the Register and any Lender's records, the recordations in the Register shall govern (absent manifest error therein).

                  (iv) The Borrower, the Administrative Agent and the Lenders shall deem and treat the Persons listed as Lenders in the Register as the holders and owners of the corresponding Commitments and Loans listed therein for all purposes hereof, and no assignment or transfer of any such Commitment or Loan shall be effective, in each case unless and until an Assignment Agreement effecting the assignment or transfer thereof shall have been accepted by the Administrative Agent and recorded in the Register as provided in Section 8.1C. Prior to such recordation, all amounts owed with respect to the applicable Commitment or Loan shall be owed to the Lender listed in the Register as the owner thereof, and any request, authority or consent of any Person who, at the time of making such request or giving such authority or consent, is listed in the Register as a Lender shall be conclusive and binding on any subsequent holder, assignee or transferee of the corresponding Commitments or Loans.

2.2      INTEREST ON THE LOANS.

         A.       RATE OF INTEREST; TYPE OF LOAN.

                  (i) Subject to the provisions of Sections 2.2E, 2.5 and 2.6, each Loan shall bear interest on the unpaid principal amount thereof from the date made to the date of repayment

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                                        $500,000,000 THREE YEAR CREDIT AGREEMENT

thereof at a rate equal to (a) at any time such Loan is a Base Rate Loan, the Base Rate plus the Applicable Margin; and (b) at any time such Loan is a LIBOR Loan, the sum of LIBOR plus the Applicable Margin.

                  (ii) The basis for determining the rate of interest on any Loan, and the Interest Period for any LIBOR Loan, shall be selected by the Borrower and notified to the Administrative Agent pursuant to the applicable Notice of Borrowing or Conversion/Continuation Notice, as the case may be. If on any day a Loan is outstanding with respect to which a Notice of Borrowing or Conversion/Continuation Notice has not been delivered to the Administrative Agent in accordance with the terms hereof specifying the applicable basis for determining the rate of interest, then for that day such Loan shall be a Base Rate Loan.

                  (iii) If the Borrower fails to specify Base Rate Loans or LIBOR Loans in the applicable Notice of Borrowing or Conversion/Continuation Notice, the applicable Borrowing (if comprised of LIBOR Loans) will be automatically converted into a Borrowing of Base Rate Loans on the last day of the then-current Interest Period for such Borrowing (or if outstanding as a Borrowing of Base Rate Loans will remain as, or (if not then outstanding) will be made as, a Borrowing of Base Rate Loans). As soon as practicable after 11:00 a.m. on each Interest Rate Determination Date, the Administrative Agent shall determine (which determination shall, absent manifest error, be final, conclusive and binding upon all parties) the interest rate that shall apply to the LIBOR Loans for which an interest rate is then being determined for the applicable Interest Period and shall promptly give notice thereof (in writing or by telephone confirmed in writing) to the Borrower and each Lender.

         B. INTEREST PERIODS. An interest period (each an "INTEREST PERIOD") for a Borrowing of LIBOR Loans shall be a one, two, three or six month period, as selected by the Borrower in the applicable Notice of Borrowing or Conversion/Continuation Notice; provided that:

                  (i) each successive Interest Period for a Borrowing shall commence on the day on which the immediately preceding Interest Period expires;

                  (ii) if an Interest Period would otherwise expire on a day that is not a Business Day, such Interest Period shall expire on the next succeeding Business Day; provided that, if any Interest Period would otherwise expire on a day that is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the immediately preceding Business Day;

                  (iii) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month;

                  (iv) no Interest Period shall extend beyond the scheduled Maturity Date;

                  (v) there shall be no more than five Interest Periods outstanding at any time; and

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

                                        $500,000,000 THREE YEAR CREDIT AGREEMENT

                  (vi) in the event the Borrower fails to specify an Interest Period for any such Borrowing in the applicable Notice of Borrowing or Conversion/Continuation Notice, the Borrower shall be deemed to have selected an Interest Period of one month.

         C. INTEREST PAYMENTS. The Borrower shall pay all accrued and unpaid interest on each LIBOR Loan on each Interest Payment Date therefor, upon any prepayment thereof (on the amount being prepaid) and at maturity (by acceleration or otherwise). Accrued and unpaid interest on Base Rate Loans shall be payable on each Interest Payment Date therefor and at maturity (by acceleration or otherwise).

         D. DEFAULT RATE. Upon the occurrence and during the continuation of any Event of Default, the outstanding principal amounts of the Loans not paid when due and, to the extent permitted by applicable law, any interest payments thereon not paid when due and any fees and other amounts then due and payable hereunder, shall bear interest (including post-petition interest in any case or proceeding under the Bankruptcy Code or other applicable bankruptcy laws) payable upon demand at a rate that is 2% per annum in excess of the rate otherwise payable with respect to the applicable Loans (or, in the case of any such fees and other amounts payable under this Agreement, at the Base Rate plus the Applicable Margin plus 2%). Payment or acceptance of the increased rates of interest provided for in this Section 2.2D is not a permitted alternative to timely payment and shall not constitute a waiver of any Event of Default or otherwise prejudice or limit any rights or remedies of the Agents or the Lenders.

         E. COMPUTATION OF INTEREST. Interest payable pursuant to Section 2.2A shall be computed (i) in the case of Base Rate Loans at times when the Base Rate is based on the Prime Rate, on the basis of a 365-day or 366-day year, as the case may be, and (ii) in the case of LIBOR Loans, and Base Rate Loans at times when the Base Rate is based on the Federal Funds Effective Rate, on the basis of a 360-day year, in each case for the actual number of days elapsed in the period during which it accrues. In computing interest on any Loan, the date of the making of such Loan or the first day of an Interest Period applicable to such Loan or, with respect to a Base Rate Loan being converted from a LIBOR Loan, the date of conversion of such LIBOR Loan to such Base Rate Loan, as the case may be, shall be included, and the date of payment of such Loan or the expiration date of an Interest Period applicable to such Loan or, with respect to a Base Rate Loan being converted to a LIBOR Loan, the date of conversion of such Base Rate Loan to such LIBOR Loan, as the case may be, shall be excluded; provided that if a Loan is repaid on the same day on which it is made, one day's interest shall be paid on that Loan.

         F.       CONVERSION/CONTINUATION.

              (i) Subject to Section 2.6 and so long as no Potential Event of Default or Event of Default shall have occurred and then be continuing, the Borrower shall have the option:

                           (a) to convert at any time all or any part of any Borrowing, in an amount equal to $5,000,000 or a higher integral multiple of $1,000,000, from one Type of Loan to the other Type of Loan; provided that LIBOR Loans may only be converted on the expiration of the Interest Period applicable to such LIBOR Loans unless the Borrower shall pay all amounts due under Section 2.6 in connection with such conversion; or

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

                                        $500,000,000 THREE YEAR CREDIT AGREEMENT

                           (b) upon the expiration of any Interest Period applicable to any Borrowing of LIBOR Loans, to continue all or any portion of such Borrowing in an amount equal to $5,000,000 or a higher integral multiple of $1,000,000 as LIBOR Loans for a new Interest Period.

              (ii) The Borrower shall deliver a Conversion/Continuation Notice to the Administrative Agent no later than 11:00 a.m. at least one Business Day in advance of the proposed conversion date (in the case of a conversion to Base Rate Loans) and at least three Business Days in advance of the proposed conversion/continuation date (in the case of conversion to, or continuation of, LIBOR Loans). Except as otherwise provided herein, a Conversion/Continuation Notice for conversion to, or continuation of, LIBOR Loans (or telephonic notice in lieu thereof) shall be irrevocable on and after the related Interest Rate Determination Date, and the Borrower shall be bound to effect a conversion or continuation in accordance therewith.

2.3      FEES.

              (i) The Borrower agrees to pay to the Administrative Agent, for the account of each Lender for the period from the earlier of (a) the Effective Date and (b) the date on which the Assurant IPO has been consummated to the Commitment Termination Date, a commitment fee equal to the average of the daily difference between (1) the outstanding Commitment of such Lender and (2) the aggregate outstanding principal amount of the Loans made by such Lender, multiplied by the Commitment Fee Rate determined by reference to Schedule 1.1. Accrued commitment fees will be payable in arrears on the last day of each Fiscal Quarter and on the Commitment Termination Date. All commitment fees will be computed on the basis of a year of 360 days and will be payable for the actual number of days elapsed.

              (ii) For each day on which the outstanding principal amount of the Loans exceeds 33 1/3% of the aggregate amount of the Commitments, the Borrower agrees to pay to the Administrative Agent, for the account of each Lender, a utilization fee equal to the Utilization Fee Rate determined in accordance with
Schedule 1.1 multiplied by the outstanding principal amount of the Loans of such Lender on such day. Accrued utilization fees will be payable in arrears on the last day of each Fiscal Quarter and on the Commitment Termination Date. All utilization fees will be computed on the basis of a year of 360 days and will be payable for the actual number of days elapsed.

              (iii) The Borrower agrees to pay to the Arrangers and the Agents such fees in the amounts and at the times separately agreed to by the Borrower, the Arrangers and the Agents.

2.4      REPAYMENTS AND PREPAYMENTS; GENERAL PROVISIONS REGARDING PAYMENTS.

         A.       PAYMENTS OF LOANS.

         The Loans and all other outstanding Obligations shall be paid in full no later than the Maturity Date.

         B.       COMMITMENT REDUCTIONS; PREPAYMENTS.

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                                        $500,000,000 THREE YEAR CREDIT AGREEMENT

              (i) Commitment Reductions. The Borrower may at any time and from time to time upon not less than three Business Day's prior irrevocable written notice given to the Administrative Agent, terminate or permanently reduce the unused portion of the Commitments on any Business Day. Any such reduction shall be in the amount of $5,000,000 or a higher integral multiple of $1,000,000. Any such notice of termination or reduction of the Commitments having been given as aforesaid shall be irrevocable and effective upon receipt by the Administrative Agent.

              (ii) Prepayments. The Borrower may from time to time pay, without penalty or premium, all outstanding Loans, or, in a minimum aggregate amount of $5,000,000 or a higher integral multiple of $1,000,000, any portion of the outstanding Loans upon (a) three Business Days' prior notice to the Administrative Agent, in the case of a prepayment of LIBOR Loans, or (b) one Business Day's prior notice to the Administrative Agent, in the case of a prepayment of Base Rate Loans. Any prepayment of a LIBOR Loan on a day other than the last day of an Interest Period therefor shall be subject to Section 2.6C.

         C.       GENERAL PROVISIONS REGARDING PAYMENTS.

              (i) Manner and Time of Payment. All payments by the Borrower hereunder and under the Notes shall be made in Dollars in same day funds, without defense, setoff or counterclaim, free of any restriction or condition, and delivered to the Administrative Agent not later than 2:00 P.M. on the date due at the Funding and Payment Office for the account of the Administrative Agent; funds received by the Administrative Agent after that time on such due date shall be deemed to have been paid by the Borrower on the next succeeding Business Day.

              (ii) Payments on Business Days. Whenever any payment to be made hereunder shall be stated to be due on a day that is not a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall be included in the computation of the payment of interest hereunder; provided that if such next succeeding Business Day occurs in the next calendar month, such payment shall be due and payable on the immediately preceding Business Day.

              (iii) Distribution to Lenders. The Administrative Agent shall promptly distribute to each Lender, at such address as such Lender shall indicate in writing, such Lender's applicable Pro Rata Share of all payments and prepayments of principal and interest due hereunder, together with all other amounts due thereto, including all fees payable with respect thereto, to the extent received by the Administrative Agent.

              (iv) Interest on Costs and Expenses. If any Lender incurs any cost or expense that this Agreement entitles it to collect from the Borrower, such cost or expense shall be payable together with interest thereon at a rate per annum equal to the rate applicable to Base Rate Loans as then in effect, from the date such cost or expense is incurred until such payment date. Such Lender shall notify the Borrower, through the Administrative Agent, of the cost or expense to be paid plus the amount of interest thereon. This provision shall not apply to payments or prepayments of principal or to amounts to be applied against principal, interest or any cost or expense to be collected pursuant to
Section 2.6C.

                                        $500,000,000 THREE YEAR CREDIT AGREEMENT

2.5      INCREASED COSTS; TAXES.

         A. COMPENSATION FOR INCREASED COSTS AND TAXES. Subject to the provisions of Section 2.5B (which shall be controlling with respect to the matters covered thereby), in the event that any Lender shall determine (which determination shall, absent manifest error, be final and conclusive and binding upon all parties hereto) that any law, treaty or governmental rule, regulation or order, or any change therein or in the interpretation, administration or application thereof (including the introduction of any new law, treaty or governmental rule, regulation or order), or any determination of a Governmental Authority, in each case that becomes effective after the date hereof, or compliance by such Lender with any guideline, request or directive issued or made after the date hereof by any central bank or other governmental or quasi-governmental authority (whether or not having the force of law):

              (i) subjects such Lender (or its applicable lending office) to any additional Tax (other than any Non-Excluded Tax covered by Section 2.5B or any Tax on the overall net income of such Lender) with respect to this Agreement or any of the other Loan Documents or any of its obligations hereunder or thereunder or any payments to such Lender (or its applicable lending office) of principal, interest, fees or any other amount payable hereunder;

              (ii) imposes, modifies or holds applicable any reserve (including any marginal, emergency, supplemental, special or other reserve), special deposit, compulsory loan, FDIC insurance or similar requirement against assets held by, or deposits or other liabilities in or for the account of, or advances or loans by, or other credit extended by, or any other acquisition of funds by, any office of such Lender (other than any such reserve or other requirement with respect to LIBOR Loans that is reflected in the definition of LIBOR); or

              (iii) imposes any other condition (other than with respect to a Tax matter) on or affecting such Lender (or its applicable lending office) or its obligations hereunder or the London interbank market;

and the result of any of the foregoing is to increase the cost to such Lender of agreeing to make, making or maintaining Loans hereunder or to reduce any amount received or receivable by such Lender (or its applicable lending office) with respect thereto; then, in any such case, the Borrower shall promptly pay to such Lender, upon receipt of the statement referred to in the next sentence, subject to Section 2.4C(iv), such additional amount or amounts (in the form of an increased rate of, or a different method of calculating, interest or otherwise as such Lender in its sole discretion shall determine) as may be necessary to compensate such Lender for any such increased cost or reduction in amounts received or receivable hereunder. Such Lender shall deliver to the Borrower (with a copy to the Administrative Agent) a written statement, setting forth in reasonable detail the basis for calculating the additional amounts owed to such Lender under this Section 2.5A, which statement shall be conclusive and binding upon all parties hereto absent manifest error.

         B.       WITHHOLDING OF TAXES.

                  (i) Payments to Be Free and Clear. All sums payable by the Borrower under this Agreement and the other Loan Documents shall (except to the extent required by law) be paid

                                        $500,000,000 THREE YEAR CREDIT AGREEMENT

free and clear of, and without any deduction or withholding on account of, any Tax (other than a Tax imposed on or measured by the net income of any Lender (including franchise taxes imposed in lieu thereof) or any branch profits taxes) imposed, levied, collected, withheld or assessed by or within the United States of America or any political subdivision in or of the United States of America or any other jurisdiction from or to which a payment is made by or on behalf of the Borrower (a "Non-Excluded Tax").

              (ii) Grossing-up of Payments. If the Borrower or any other Person is required by law to make any deduction or withholding on account of any Non-Excluded Tax from any sum paid or payable by the Borrower to the Administrative Agent or any Lender under any of the Loan Documents:

                           (a) the Borrower shall promptly notify the Administrative Agent of any such requirement or any change in any such requirement;

                           (b) the Borrower shall pay any such Tax before the date on which penalties attach thereto, such payment to be made (if the liability to pay is imposed on the Borrower) for its own account or (if that liability is imposed on the Administrative Agent or such Lender, as the case may be) on behalf of and in the name of the Administrative Agent or such Lender;

                           (c) the sum payable by the Borrower in respect of which the relevant deduction, withholding or payment is required shall be increased to the extent necessary to ensure that, after the making of that deduction, withholding or payment, the Administrative Agent or such Lender, as the case may be, receives on the due date a net sum equal to what it would have received had no such deduction, withholding or payment been required or made;

                           (d) the Borrower shall indemnify each such Lender, within 30 days after demand by such Lender therefor, for the full amount of any Non-Excluded Tax paid or incurred by such Lender with respect to any payment by or obligation of the Borrower under the Loan Documents (including any Non-Excluded Tax imposed or asserted on or attributable to amounts payable under this Section 2.5) and any expenses arising therefrom or with respect thereto, whether or not such Non-Excluded Tax were correctly or legally imposed or asserted by the relevant Governmental Authority; and

                           (e) within 30 days after paying any sum from which it is required by law to make any deduction or withholding, and within 30 days after the due date of payment of any Tax which it is required by clause (b) above to pay, the Borrower shall deliver to the Administrative Agent evidence reasonably satisfactory to the other affected parties of such deduction, withholding or payment and of the remittance thereof to the relevant taxing or other authority;

provided that no such additional amount shall be required to be paid to any Lender under clause (c) above except to the extent that any change after the date hereof (in the case of each Lender listed on the signature pages hereof on the Signing Date) or after the effective date of the Assignment Agreement pursuant to which such Lender became a Lender (in the case of each

                                        $500,000,000 THREE YEAR CREDIT AGREEMENT

other Lender) in any such requirement for a deduction, withholding or payment as is mentioned therein shall result in an increase in the rate of such deduction, withholding or payment from that in effect at the date hereof or at the date of such Assignment Agreement, as the case may be, in respect of payments to such Lender.

              (iii) Evidence of Exemption from U.S. Withholding Tax.

                           (a) Each Lender that is not a United States Person (as such term is defined in Section 7701(a)(30) of the Internal Revenue Code for U.S. federal income tax purposes) (a "NON-US LENDER") shall deliver to the Administrative Agent for transmission to the Borrower, on or prior to the Signing Date (in the case of each Lender listed on the signature pages hereof on the Signing Date) or on or prior to the date of the Assignment Agreement pursuant to which it becomes a Lender (in the case of each other Lender), and at such other times as may be necessary in the determination of the Borrower or the Administrative Agent (each in the reasonable exercise of its discretion), two original copies of Internal Revenue Service Form W-8BEN or W-8ECI (or any successor forms) or, in the case of a Non-US Lender claiming exemption from U.S. federal withholding tax under
         Section 871(h) or 881(c) of the Code with respect to payments of "portfolio interest", a Certificate re Non-Bank Status and two original copies of Form W-8BEN, or any subsequent versions thereof or successors thereto, properly completed and duly executed by such Lender, and/or such other documentation required under the Internal Revenue Code and reasonably requested by the Borrower to establish that such Lender is exempt from or entitled to a reduced rate of withholding of United States federal income tax with respect to any payments to such Lender of principal, interest, fees or other amounts payable under any of the Loan Documents.

                           (b) Each Lender required to deliver any forms, certificates or other evidence with respect to United States federal income tax withholding matters pursuant to Section 2.5B(iii)(a) hereby agrees, from time to time after the initial delivery by such Lender of such forms, certificates or other evidence, whenever a lapse in time or change in circumstances renders such forms, certificates or other evidence obsolete or inaccurate in any material respect, that such Lender shall promptly (1) deliver to the Administrative Agent for transmission to the Borrower two new original copies of Internal Revenue Service Form W-8BEN or W-8ECI, or a Certificate re Non-Bank Status and two original copies of Internal Revenue Service Form W-8BEN, as the case may be, properly completed and duly executed by such Lender, and/or such other documentation required under the Internal Revenue Code and reasonably requested by the Borrower to confirm or establish that such Lender is exempt from or entitled to a reduced rate of withholding of United States federal income tax with respect to payments to such Lender under the Loan Documents or (2) notify the Administrative Agent and the Borrower of its inability to deliver any such forms, certificates or other evidence.

                           (c) The Borrower shall not be required to pay any additional amount to any Non-US Lender under Section 2.5B(ii)(c) if such Lender shall have failed to satisfy the requirements of clause (a) or (b)(1) of this Section 2.5B(iii); provided that if such Lender shall have satisfied the requirements of Section 2.5B(iii)(a) on the Signing Date or on the date of the Assignment Agreement pursuant to which it became a Lender, as

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                                        $500,000,000 THREE YEAR CREDIT AGREEMENT

         applicable, nothing in this Section 2.5B(iii)(c) shall relieve the Borrower of its obligation to pay any additional amounts pursuant to
         Section 2.5B(ii)(c) in the event that, as a result of any change in any applicable law, treaty or governmental rule, regulation or order, or any change in the interpretation, administration or application thereof, such Lender is no longer properly entitled to deliver forms, certificates or other evidence at a subsequent date establishing the fact that such Lender is exempt from or entitled to a reduced rate of withholding.

              (iv) Refunds. In the event that an additional payment is made under this Section 2.5B for the account of any Lender and such Lender, in its sole discretion, determines that it has finally and irrevocably received or been granted a credit against or release or remission for, or repayment of, any Tax paid or payable by it in respect of or calculated with reference to the deduction or withholding giving rise to such payment, such Lender shall, to the extent that it determines that it can do so without prejudice to the retention of the amount of such credit, relief, remission or repayment, pay to the Borrower such amount as such Lender shall, in its sole discretion, have determined to be attributable to such deduction or withholding and which will leave such Lender (after such payment) in no worse position than it would have been in if the Borrower had not been required to make such deduction or withholding. Nothing herein contained shall interfere with the right of a Lender to arrange its tax affairs in whatever manner it thinks fit nor oblige any Lender to claim any tax credit or to disclose any information relating to its tax affairs or any computations in respect thereof or require any Lender to do anything that would prejudice its ability to benefit from any other credits, reliefs, remissions or repayments to which it may be entitled.

         C. CAPITAL ADEQUACY ADJUSTMENT. In the event that any Lender shall have determined that the adoption, effectiveness, phase-in or applicability after the Signing Date of any law, rule or regulation (or any provision thereof) regarding capital adequacy, or any change therein or in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by such Lender (or its applicable lending office) with any guideline, request or directive regarding capital adequacy (whether or not having the force of law) of any such Governmental Authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on the capital of such Lender or any corporation controlling such Lender as a consequence of, or with reference to, such Lender's Loans or Commitments, or participations therein or other obligations hereunder with respect to the Loans to a level below that which such Lender or such controlling corporation could have achieved but for such adoption, effectiveness, phase-in, applicability, change or compliance (taking into consideration the policies of such Lender or such controlling corporation with regard to capital adequacy), then from time to time, subject to Section 2.4C(iv), the Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender or such controlling corporation on an after-tax basis for such reduction. Such Lender shall deliver to the Borrower (with a copy to the Administrative Agent) a written statement, setting forth in reasonable detail the basis for calculating the additional amounts, which statement shall be conclusive and binding upon all parties hereto absent manifest error.

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                                        $500,000,000 THREE YEAR CREDIT AGREEMENT

2.6      SPECIAL PROVISIONS GOVERNING LIBOR LOANS.

         Notwithstanding any other provision of this Agreement to the contrary, the following provisions shall govern with respect to LIBOR Loans as to the matters covered:

         A. APPLICABLE INTEREST RATE NOT DETERMINABLE OR UNFAIR. If, by reason of circumstances affecting the interbank LIBOR market, (i) the Administrative Agent shall have determined (which determination shall be final and conclusive and binding upon all parties hereto) that adequate and fair means do not exist for ascertaining the interest rate applicable to LIBOR Loans for any Interest Period on the basis provided for in the definition of LIBOR or (ii) the Required Lenders shall determine (and notify the Administrative Agent) prior to the first day of any Interest Period that the LIBOR, as determined by the Administrative Agent, will not fairly and adequately reflect the cost to such Lenders of funding their respective LIBOR Loans for such Interest Period, then the Administrative Agent shall promptly give notice (by telefacsimile or by telephone confirmed in writing) to the Borrower and each Lender of such determination, whereupon (a) no Loans may be made as, or converted to, LIBOR Loans until such time as the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such determination no longer exist, and (b) any Notice of Borrowing or Conversion/Continuation Notice given by the Borrower with respect to the Loans in respect of which such determination was made shall be deemed to be rescinded by the Borrower.

         B. ILLEGALITY OR IMPRACTICABILITY OF LIBOR LOANS. In the event that on any date any Lender shall have determined (which determination shall be final and conclusive and binding upon all parties hereto but shall be made only after consultation with the Borrower and the Administrative Agent) that the making, maintaining or continuation of its LIBOR Loans (i) has become unlawful as a result of compliance by such Lender in good faith with any law, treaty, governmental rule, regulation, guideline or order (or would conflict with any such treaty, governmental rule, regulation, guideline or order not having the force of law even though the failure to comply therewith would not be unlawful) or (ii) has become impracticable, or would cause such Lender material hardship, as a result of contingencies occurring after the date of this Agreement which materially and adversely affect the interbank LIBOR market or the position of such Lender in that market, then, and in any such event, such Lender shall be an "AFFECTED LENDER" and it shall on that day give notice (by telefacsimile or by telephone confirmed in writing) to the Borrower and the Administrative Agent of such determination (which notice the Administrative Agent shall promptly transmit to each other Lender). Thereafter (a) the obligation of the Affected Lender to make Loans as, or to convert Loans to, LIBOR Loans shall be suspended until such notice shall be withdrawn by the Affected Lender, (b) to the extent such determination by the Affected Lender relates to a Borrowing of LIBOR Loans then being requested by the Borrower pursuant to a Notice of Borrowing or a Conversion/Continuation Notice, the Affected Lender shall make its applicable Loan as (or continue its applicable Loan as or convert its applicable Loan to, as the case may be) a Base Rate Loan, (c) the Affected Lender's obligation to maintain its outstanding LIBOR Loans (the "AFFECTED LOANS") shall be terminated at the earlier to occur of the expiration of the Interest Period then in effect with respect to the Affected Loans or when required by law, and (d) the Affected Loans shall automatically convert into Base Rate Loans on the date of such termination. Notwithstanding the foregoing, to the extent a determination by an Affected Lender as described above relates to a Borrowing of LIBOR Loans then being requested by the Borrower pursuant to a Notice of

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

                                        $500,000,000 THREE YEAR CREDIT AGREEMENT

Borrowing or a Conversion/Continuation Notice, the Borrower shall have the option, subject to the provisions of Section 2.6C, to rescind such Notice of Borrowing or Conversion/Continuation Notice as to all Lenders by giving notice (by telefacsimile or by telephone confirmed in writing) to the Administrative Agent of such rescission on the date on which the Affected Lender gives notice of its determination as described above (which notice of rescission the Administrative Agent shall promptly transmit to each other Lender). Except as provided in the immediately preceding sentence, nothing in this Section 2.6B shall affect the obligation of any Lender other than an Affected Lender to make or maintain Loans as, or to convert Loans to, LIBOR Loans in accordance with the terms hereof.

         C. COMPENSATION FOR BREAKAGE. The Borrower shall compensate each Lender upon written request by such Lender (which request shall set forth the basis for requesting such amounts) for all reasonable losses, expenses and liabilities (including any interest paid by such Lender to lenders of funds borrowed by it to make or carry its LIBOR Loans and any loss, expense or liability sustained by such Lender in connection with the liquidation or re-employment of such funds) which that Lender may sustain: (i) if for any reason (other than a default by such Lender) any LIBOR Loan of such Lender is not made on a date specified therefor in a Notice of Borrowing or Conversion/Continuation Notice or in a telephonic request for such Borrowing,
(ii) if any prepayment or other principal payment of, or any conversion of, any LIBOR Loan made by such Lender occurs on a date other than the last day of an Interest Period applicable to such Loan or (iii) if any prepayment of any LIBOR Loan made by such Lender is not made on any date specified in a notice of prepayment given by the Borrower.

         D. BOOKING OF LIBOR LOANS. Any Lender may make, carry or transfer LIBOR Loans at, to, or for the account of any of its branch offices or the office of an Affiliate of that Lender.

         E. ASSUMPTIONS CONCERNING FUNDING OF LIBOR LOANS. Calculation of all amounts payable to a Lender under this Section 2.6 and under Sections 2.5A and 2.5C shall be made as though that Lender had actually funded each of its relevant LIBOR Loans through the purchase of a LIBOR deposit bearing interest at the rate obtained pursuant to clause (i) of the definition of LIBOR in an amount equal to the amount of such LIBOR Loan and having a maturity comparable to the relevant Interest Period and through the transfer of such LIBOR deposit from an offshore office of that Lender to a domestic office of that Lender in the United States of America; provided that each Lender may fund each of its LIBOR Loans in any manner it sees fit and the foregoing assumptions shall be utilized only for the purposes of calculating amounts payable under this Section 2.6 and under Sections 2.5A and 2.5C.

2.7      REMOVAL OR REPLACEMENT OF A LENDER.

         Anything contained herein to the contrary notwithstanding, in the event that: any Lender shall give notice to the Borrower that such Lender is an Affected Lender or that such Lender is entitled to receive payments under
Section 2.5, 2.6A or 2.6B, the circumstances which have caused such Lender to be an Affected Lender or which entitle such Lender to receive such payments shall remain in effect, and such Lender shall fail to withdraw such notice within five Business Days after the Borrower's request for such withdrawal; then, with respect to each such Lender (a "TERMINATED LENDER"), the Borrower may, by giving written notice to the

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

                                        $500,000,000 THREE YEAR CREDIT AGREEMENT

Administrative Agent and such Terminated Lender of its election to do so, elect to cause such Terminated Lender (and such Terminated Lender hereby irrevocably agrees) to assign its outstanding Loans in full to one or more Eligible Assignees (each a "REPLACEMENT LENDER") in accordance with the provisions of
Section 8.1 for a purchase price equal to the outstanding principal amount of the Loans assigned and accrued interest thereon and accrued and theretofore unpaid fees owing to such Terminated Lender under Section 2.3 through the date of assignment, to be paid by the Replacement Lender on the date of such assignment; provided that on the last day of the next successive Interest Period, the Borrower shall pay any amounts payable to such Terminated Lender to the date of such assignment pursuant to Section 2.5 or 2.6 or otherwise as if it were a prepayment. Upon the completion of such assignment and the prepayment of all amounts owing to any Terminated Lender, such Terminated Lender shall no longer constitute a "Lender" for purposes hereof; provided that any right of such Terminated Lender to indemnification hereunder shall survive as to such Terminated Lender.

2.8      MITIGATION.

         Each Lender agrees that, as promptly as practicable after the officer of such Lender responsible for administering the Loans of such Lender becomes aware of the occurrence of an event or the existence of a condition that would cause such Lender to become an Affected Lender or that would entitle such Lender to receive payments under Section 2.5 or 2.6, it will, to the extent not inconsistent with the internal policies of such Lender and any applicable legal or regulatory restrictions, use reasonable efforts (i) to make, issue, fund or maintain the Commitment of such Lender or the Affected Loans of such Lender through another lending office of such Lender, or (ii) take such other measures as such Lender may deem reasonable, if as a result thereof the circumstances which would cause such Lender to be an Affected Lender would cease to exist or the additional amounts which would otherwise be required to be paid to such Lender pursuant to Section 2.5 or 2.6 would be materially reduced and if, as determined by such Lender in its sole discretion, the making, issuing, funding or maintaining of such Commitment or Loans through such other lending office or in accordance with such other measures, as the case may be, would not otherwise adversely affect such Commitment or Loans or the interests of such Lender; provided that such Lender will not be obligated to utilize such other lending office pursuant to this Section 2.8 unless the Borrower agrees to pay all incremental expenses incurred by such Lender as a result of utilizing such other lending office as described in clause (i) above. A certificate as to the amount of any such expenses payable by the Borrower pursuant to this Section 2.8 (setting forth in reasonable detail the basis for requesting such amount) submitted by such Lender to the Borrower (with a copy to the Administrative Agent) shall be conclusive absent manifest error.

SECTION 3. CONDITIONS PRECEDENT

3.1      CONDITIONS TO INITIAL LOANS.

         The obligation of each Lender to make its initial Loan hereunder is subject to the satisfaction of the following conditions:

         A. BORROWER DOCUMENTS. The Borrower shall deliver or cause to be delivered to the Administrative Agent on behalf of each Lender the following:

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

                                        $500,000,000 THREE YEAR CREDIT AGREEMENT

              (i) Certified copies of the Organizational Documents of the Borrower, each dated a recent date prior to the Effective Date, certified as of a recent date prior to the Effective Date by the appropriate governmental official or an officer of the Borrower, as applicable;

              (ii) Resolutions of the board of directors (or similar governing body) of the Borrower approving and authorizing the execution, delivery and performance of the Loan Documents to which it is a party and certified as of the Effective Date by an officer of the Borrower as being in full force and effect without modification or amendment;

              (iii) Signature and incumbency certificates of the officers of the Borrower executing on behalf of the Borrower the Loan Documents to which it is a party;

              (iv) An executed original of each Note requested by a Lender prior to the Effective Date;

              (v) A good standing certificate from the Secretary of State of the State of Delaware certified as of a recent date prior to the Effective Date;

              (vi) A certificate from an officer of the Borrower certifying satisfaction of the conditions set forth in Sections 3.2(iii) and (iv) as of the Effective Date; and

              (vii) Such other documents as the Administrative Agent on behalf of the Lenders may reasonably request.

         B. OPINIONS OF COUNSEL. The Administrative Agent shall have received originally executed copies of one or more favorable written opinions of
(i) Katherine Greenzang, Esq., Senior Vice President, General Counsel and Secretary of the Borrower, and (ii) Alston & Bird LLP, special New York counsel for the Borrower, each in form and substance reasonably satisfactory to the Administrative Agent and its counsel, dated as of the Effective Date and setting forth substantially the matters in the opinions designated in Exhibit IV-A and
Exhibit IV-B and as to such other matters as the Administrative Agent may reasonably request.

         C. STATUTORY RESERVES CERTIFICATE. The Administrative Agent shall have received a certificate of the chief financial officer or chief actuarial officer of the Borrower, dated the Effective Date, confirming the information in
Section 4.3C.

         D. PAYMENT OF AMOUNTS DUE. The Borrower shall have paid to the Arrangers and the Agents all reasonable out-of-pocket costs, fees (including those fees due on the Effective Date referred to in Section 2.3), expenses (including legal fees and expenses) and other compensation payable on the Effective Date.

         E. REPAYMENT OF INDEBTEDNESS. The Administrative Agent shall have received evidence satisfactory to it that, on the Effective Date, the Borrower has repaid in full all Indebtedness of the Borrower under the $650,000,000 bridge credit facility dated as of December 19, 2003 among the Borrower (then known as Fortis, Inc.), various financial institutions and Morgan Stanley Senior Funding, Inc., as administrative agent and such credit facility has been terminated.

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                                        $500,000,000 THREE YEAR CREDIT AGREEMENT

         F.       GOVERNMENTAL AUTHORIZATIONS AND CONSENTS.

              (i) The Borrower shall have obtained all Governmental Authorizations and all consents of other Persons, in each case that are necessary or advisable in connection with the transactions contemplated by the Loan Documents, and each of the foregoing shall be in full force and effect and in form and substance satisfactory to the Administrative Agent and the Lenders. All applicable waiting periods shall have expired without any action being taken or threatened by any competent authority which would restrain, prevent or otherwise impose adverse conditions on the transactions contemplated by the Loan Documents or the financing thereof and no action, request for stay, petition for review or rehearing, reconsideration, or appeal with respect to any of the foregoing shall be pending, and the time for any applicable agency to take action to set aside its consent on its own motion shall have expired.

              (ii) Each of the Lenders shall have received, at least two Business Days in advance of the Effective Date, all documentation and other information required by Governmental Authorities under applicable "know-your-customer" and anti-money laundering rules and regulations, including as required by the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT ACT) Act of 2001.

         G. MATERIAL ADVERSE EFFECT. Since December 31, 2002, there shall not have occurred a material adverse effect upon the business, operations, properties or financial condition of the Borrower and its Subsidiaries, taken as a whole.

         H. NO LITIGATION. There shall not exist any action, suit, proceeding (whether administrative, judicial or otherwise), arbitration or governmental investigation at law or in equity, or before or by any Governmental Authority, domestic or foreign, pending or threatened, that, singly or in the aggregate, could reasonably be expected to materially impair the transactions contemplated by the Loan Documents, or that could reasonably be expected to have a Material Adverse Effect.

         I. SOLVENCY ASSURANCES. The Administrative Agent shall have received a Financial Condition Certificate from the chief financial officer of the Borrower, dated the Effective Date, satisfactory to the Administrative Agent, and with appropriate attachments demonstrating that, before and after giving effect to the transactions contemplated by the Loan Documents, the Borrower, individually, and together with each of its Subsidiaries (on a consolidated basis), will be Solvent.

         J. FINANCIAL STATEMENTS. The Lenders shall have received from the Borrower (i) the historical financial statements and (ii) the pro forma consolidated balance sheets, prepared in accordance with GAAP and reflecting the consummation of the related financing and the other transactions contemplated by the Loan Documents (which pro forma financial statements shall be in form and substance satisfactory to the Lenders), in each case as provided in Section 4.3A.

         K. MARKET CONDITIONS. There shall have not occurred or become known to any of the Arrangers, any of the Agents or any of the Lenders any circumstance, change or condition in

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                                        $500,000,000 THREE YEAR CREDIT AGREEMENT

the financial or capital markets generally that, in the judgment of the Arrangers, could have a material adverse effect on the market for capital market debt Securities.

         L. PARENT CONTRIBUTION. The Parent Contribution shall have been made.

         M. PARENT SUBORDINATION AGREEMENT. The Administrative Agent shall have received the executed Parent Subordination Agreement.

         N. RATINGS. The public debt rating of the Borrower shall be at least Baa2 from Moody's and BBB from S&P, in each case with a stable or positive outlook.

         O. ASSURANT REORGANIZATION. Fortis, Inc. shall have been merged with and into the Borrower for the purpose of reincorporating Fortis, Inc. in the State of Delaware.

         P.       ASSURANT IPO. The Assurant IPO shall have been consummated.

3.2      CONDITIONS TO EACH LOAN.

         The obligation of each Lender to make any Loan hereunder, including any Loan to be made on the Effective Date, is subject to the satisfaction of the following conditions:

              (i) the Administrative Agent shall have received, in accordance with the provisions of Section 2.1B, a Notice of Borrowing signed by the Borrower;

              (ii) after giving effect to such Loan (and all other Loans made as part of the same Borrowing), the aggregate principal amount of all Loans outstanding shall not exceed the Commitments then in effect;

              (iii) the representations and warranties contained herein and in the other Loan Documents (other than, in the case of Loans the proceeds of which will be used solely to repay maturing commercial paper issued by the Borrower, the representations and warranties set forth in (x) the last sentence of each of Sections 4.3A and 4.3C, (y) Section 4.4 and (z) Section 4.6) shall be true, correct and complete in all material respects on and as of the date of such Loan to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall have been true, correct and complete in all material respects on and as of such earlier date; and

              (iv) no event shall have occurred and be continuing or would result from such Loan that would constitute an Event of Default or a Potential Event of Default.

SECTION 4. BORROWER'S REPRESENTATIONS AND WARRANTIES

         In order to induce the Agents and the Lenders to enter into this Agreement and to induce the Lenders to make the Loans hereunder, the Borrower represents and warrants to each Agent and each Lender that the following statements are true, correct and complete:

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                                        $500,000,000 THREE YEAR CREDIT AGREEMENT

4.1      ORGANIZATION, POWERS, QUALIFICATION, GOOD STANDING, BUSINESS AND
SUBSIDIARIES.

         A. ORGANIZATION AND POWERS. The Borrower is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization. Each Subsidiary is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, except where the failure to be duly organized, validly existing or in good standing has not had and could not reasonably be expected to have a Material Adverse Effect. The Borrower and each of its Subsidiaries has all requisite power and authority to own, lease and operate its material properties, to carry on its business as now conducted and as proposed to be conducted, to enter into the Loan Documents to which it is a party and to carry out the transactions contemplated thereby.

         B. QUALIFICATION AND GOOD STANDING. The Borrower and each of its Subsidiaries is duly qualified to do business and in good standing in every jurisdiction where its assets are located and wherever necessary to carry out its business and operations, except in jurisdictions where the failure to be so qualified or in good standing has not had and could not reasonably be expected to have a Material Adverse Effect.

         C. SUBSIDIARIES. Schedule 4.1C sets forth the ownership interest of the Borrower and each of its Subsidiaries in their respective Subsidiaries as of the Effective Date, and identifies each Subsidiary that is an Insurance Subsidiary as of the Effective Date.

4.2      AUTHORIZATION OF BORROWING, ETC.

         A. AUTHORIZATION OF BORROWING, ETC. The execution, delivery and performance of each Loan Document to which it is a party have been duly authorized by all necessary action on the part of the Borrower.

         B. NO CONFLICT. The execution, delivery and performance by the Borrower of each Loan Document to which it is a party and the consummation of the transactions contemplated by each Loan Document to which it is a party do not and will not (i) violate any provision of any law or any governmental rule or regulation applicable to the Borrower or any of its Subsidiaries, or any of the Organizational Documents of the Borrower or any of its Subsidiaries, (ii) violate any order, judgment or decree of any court or other agency of government binding on the Borrower or any of its Subsidiaries, except to the extent such violation could not reasonably be expected to have a Material Adverse Effect,
(iii) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any Contractual Obligation of the Borrower or any of its Subsidiaries, (iv) result in or require the creation or imposition of any Lien upon any of the properties or assets of the Borrower or any of its Subsidiaries, or (v) require any approval of stockholders, partners or members or any approval or consent of any Person under any Contractual Obligation of the Borrower or any of its Subsidiaries, except for such approvals or consents which will be obtained on or before the Effective Date and disclosed in writing to the Administrative Agent.

         C. GOVERNMENTAL CONSENTS. The execution, delivery and performance by the Borrower of each Loan Document to which it is a party and the consummation of the transactions contemplated by each Loan Document to which it is a party do not and will not

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                                        $500,000,000 THREE YEAR CREDIT AGREEMENT

require any registration with, consent or approval of, or notice to, or other action to, with or by, any Governmental Authority.

         D. BINDING OBLIGATION. Each of the Loan Documents to which it is a party has been duly executed and delivered by the Borrower and is the legally valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors' rights generally or by equitable principles relating to enforceability.

4.3      FINANCIAL CONDITION.

         A. GAAP FINANCIAL STATEMENTS. The Borrower has heretofore delivered to the Administrative Agent (a) the audited consolidated balance sheet of Fortis, Inc. and its Subsidiaries as at December 31, 2002, and the related audited consolidated statements of income, stockholders' equity and cash flows of each of such companies for the Fiscal Year then ended, together with all related notes and schedules thereto and (b) the unaudited pro forma consolidated balance sheet of Fortis, Inc. and its Subsidiaries as at September 30, 2003, and the related unaudited statements of income, stockholders' equity and cash flows of each of such companies for the portion of the Fiscal Year then ended. All such statements of Fortis, Inc. and its Subsidiaries were prepared in conformity with GAAP and fairly present, in all material respects, the financial position of the entities described in such financial statements as at the respective dates thereof and the results of operations and cash flows of the entities described therein for each of the periods then ended, subject, in the case of any such unaudited financial statements, to changes resulting from audit and normal year-end adjustments. Neither the Borrower nor any of its Subsidiaries has any contingent liability or liability for taxes, long-term lease or unusual forward or long-term commitment that is not reflected in the foregoing financial statements or the notes thereto and which in any such case would reasonably be expected to have a Material Adverse Effect.

         B. STATUTORY FINANCIAL STATEMENTS. All annual convention statements for the Fiscal Years ended December 31, 2000, 2001 and 2002, including the financial statements on a statutory basis and the accompanying exhibits and schedules and supplements thereto (the "ANNUAL CONVENTION STATEMENTS"), and the quarterly convention statements for the fiscal quarters ended March 31, 2003, June 30, 2003 and September 30, 2003, including the financial statements on a statutory basis and the accompanying exhibits and schedules and supplements thereto ("QUARTERLY CONVENTION STATEMENTS"), in each case filed with any Applicable Insurance Regulatory Authority by the Insurance Subsidiaries, (a) were duly filed, (b) were prepared in accordance with SAP applied on a consistent basis throughout such periods except as otherwise stated therein or required by the rules and regulations of the Applicable Insurance Regulatory Authorities and in accordance with the books and records of the Insurance Subsidiaries and (c) present fairly, in accordance with such practices, the statutory financial position as at the date of, and the statutory results of its operations for the periods covered by, such Annual Convention Statements and Quarterly Convention Statements, as applicable. Each Insurance Subsidiary owns assets that qualify as legal reserve assets under applicable insurance laws in an amount at least equal to all such required reserves and other similar amounts of such Insurance Subsidiary, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

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                                        $500,000,000 THREE YEAR CREDIT AGREEMENT

         C. STATUTORY RESERVES. The statutory reserves of each of the Insurance Subsidiaries (the "STATUTORY RESERVES") as set forth in the Annual Convention Statements and the Quarterly Convention Statements: (i) were determined in accordance with generally accepted actuarial standards consistently applied, (ii) were fairly stated in all material respects in accordance with sound actuarial principles, (iii) were based on actuarial assumptions that are in accordance with those specified in the related policy provisions, (iv) made adequate provision for all matured and unmatured liabilities of the Insurance Subsidiaries under the terms of its Insurance Contracts, Reinsurance Agreements and Retrocession Agreements at such date, (v) were computed and fairly stated in all material respects in accordance with SAP, and (vi) were in compliance with the requirements of all Applicable Insurance Regulatory Authorities, except where such noncompliance could not reasonably be expected to have a Material Adverse Effect. Since December 31, 2002, there has been no adverse change in the Statutory Reserves of any of the Insurance Subsidiaries, except for changes that would not reasonably be expected to have a Material Adverse Effect.

4.4      NO MATERIAL ADVERSE CHANGE.

         Since December 31, 2002, no event or change has occurred that has caused or evidences, or would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.

4.5      TITLE TO PROPERTIES; LIENS.

         The Borrower and each of its Subsidiaries has (i) good and marketable title in fee simple in (in the case of fee interests in real property), (ii) valid leasehold interests in (in the case of leasehold interests in real or personal property), or (iii) good and marketable title to (in the case of all other personal property), all of its material properties and assets reflected in the financial statements referred to in Section 4.3A or in the most recent financial statements delivered pursuant to Section 5.1, in each case except for assets disposed of since the date of such financial statements and prior to the Signing Date or as otherwise permitted under Section 6.6. Except as permitted by this Agreement or as contemplated by the Loan Documents, all such properties and assets are free and clear of Liens.

4.6      NO LITIGATION; COMPLIANCE WITH LAWS.

         Except as otherwise disclosed on Schedule 4.6, there are no actions, suits, proceedings (whether administrative, judicial or otherwise), arbitrations or governmental investigations (whether or not purportedly on behalf of the Borrower or any of it Subsidiaries) at law or in equity, or before or by any Governmental Authority, domestic or foreign (including any Environmental Claims), that are pending or, to the knowledge of the Borrower or any of its Subsidiaries, threatened against or affecting the Borrower or any of its Subsidiaries or any property of the Borrower or any of its Subsidiaries and that
(x) individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect or (y) involve any of the Loan Documents or the transactions contemplated thereby. Neither the Borrower nor any of its Subsidiaries (i) is in violation of any applicable laws (including Environmental
Laws) that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect or (ii) is subject to or in default with respect to any final judgments, writs, injunctions,

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                                        $500,000,000 THREE YEAR CREDIT AGREEMENT

decrees, rules or regulations of any Governmental Authority, domestic or foreign, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect.

4.7      PAYMENT OF TAXES.

         Except as otherwise permitted under Section 5.5, all tax returns and reports of the Borrower and its Subsidiaries required to be filed by any of them have been timely filed, and all taxes shown on such tax returns to be due and payable and all assessments, fees and other governmental charges imposed upon the Borrower and its Subsidiaries and upon their respective properties, assets, income, businesses and franchises which are due and payable have been paid when due and payable, except to the extent the failure to do so could not reasonably be expected to have a Material Adverse Effect. Neither the Borrower nor any of its Subsidiaries knows of any proposed tax assessment against the Borrower or any of its Subsidiaries which is not adequately reserved in accordance with GAAP and being contested by the Borrower or such Subsidiary in good faith and by appropriate proceedings.

4.8      NO DEFAULT.

         Neither the Borrower nor any of its Subsidiaries is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any of its Contractual Obligations, and no condition exists that, with the giving of notice or the lapse of time or both, would constitute such a default, except where the consequences, direct or indirect, of such default or defaults, if any, could not reasonably be expected to have a Material Adverse Effect.

4.9      GOVERNMENTAL REGULATION.

         Neither the Borrower nor any of its Subsidiaries is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act or the Investment Company Act of 1940 or under any federal or state statute or regulation which may limit its ability to incur Indebtedness or which may otherwise render all or any portion of the Obligations unenforceable. Neither the Borrower nor any of its Subsidiaries is a "registered investment company" or a company "controlled" by a "registered investment company" or a "principal underwriter" of a "registered investment company" as such terms are defined in the Investment Company Act of 1940.

4.10     SECURITIES ACTIVITIES.

         Neither the Borrower nor any of its Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any Margin Stock. No part of the proceeds of the Loans will be used to purchase or carry any such margin stock or to extend credit to others for the purpose of purchasing or carrying any such margin stock or for any purpose that violates, or is inconsistent with, the provisions of Regulation T, U or X of the FRB.

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                                        $500,000,000 THREE YEAR CREDIT AGREEMENT

4.11     EMPLOYEE BENEFIT PLANS.

         A. Each of the Borrower and its Subsidiaries are in all material respects in compliance with all applicable provisions and requirements of ERISA and the Internal Revenue Code and the regulations and published interpretations thereunder with respect to each Employee Benefit Plan, and have performed all their obligations under each Employee Benefit Plan, except where the failure to do so could not reasonably be expected to result in a material liability to the Borrower or any of its Subsidiaries. Each Employee Benefit Plan that is intended to be qualified under Section 401(a) of the Internal Revenue Code has received a favorable determination letter from the Internal Revenue Service, and the Borrower is not aware of any circumstances likely to result in revocation of such favorable determination letter.

         B. No liability to the PBGC (other than required premium payments), the Internal Revenue Service, any Employee Benefit Plan or any trust established under Title IV of ERISA (other than required contributions which have been timely made when due) has been or is expected to be incurred by the Borrower, any Subsidiary or any ERISA Affiliate, and no ERISA Event has occurred or is reasonably expected to occur, in each case that would reasonably be expected to result in a material liability to the Borrower, any Subsidiary or any ERISA Affiliate.

         C. Except as disclosed on Schedule 4.11 and to the extent required under Section 4980B of the Internal Revenue Code, no Employee Benefit Plan provides health or welfare benefits (through the purchase of insurance or otherwise) for any retired or former employee of the Borrower and its Subsidiaries. The Borrower has retained the right to amend or terminate its retiree medical arrangements at any time.

         D. The present value of the aggregate benefit liabilities under each Pension Plan sponsored, maintained or contributed to by the Borrower, any Subsidiary or any ERISA Affiliate (determined as of the beginning of the most recent plan year on the basis of the actuarial assumptions specified for funding purposes in the most recent actuarial valuation for such Pension Plan), did not exceed the actuarial value of the assets of each such Pension Plan, in each case by an amount which could reasonably be expected to have a Material Adverse Effect.

         E. None of the Borrower, any Subsidiary or any ERISA Affiliate contributes to or is required to contribute to a Multiemployer Plan. No Subsidiary or ERISA Affiliate (other than the Borrower) maintains an Employee Benefit Plan subject to Title IV of ERISA.

4.12     CERTAIN FEES.

         No broker's or finder's fee or commission will be payable with respect to this Agreement or any of the transactions contemplated hereby except for such fees payable under Section 2.3 or as otherwise disclosed to the Arrangers and the Agents, and the Borrower hereby indemnifies each of the Arrangers and each of the Agents and each Lender against, and agrees that it will hold each of the Arrangers and each of the Agents and each Lender harmless from, any claim, demand or liability for any such broker's or finder's fees alleged to have been incurred in connection herewith or therewith and any expenses (including reasonable fees, expenses and disbursements of counsel) arising in connection with any such claim, demand or liability.

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                                        $500,000,000 THREE YEAR CREDIT AGREEMENT

4.13     ENVIRONMENTAL PROTECTION.

         A. Neither the Borrower nor any of its Subsidiaries nor any of their respective Facilities or operations are subject to any outstanding written order, consent decree or settlement agreement with any Person relating to any Environmental Law, any Environmental Claim, or any Hazardous Materials Activity that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

         B. As of the Effective Date, neither the Borrower nor any of its Subsidiaries has received any letter or request for information under Section 104 of CERCLA or any comparable state law.

         C. There are and, to the Borrower's and each of its Subsidiaries' knowledge, have been no conditions, occurrences, or Hazardous Materials Activities which could reasonably be expected to form the basis of an Environmental Claim against the Borrower or any of its Subsidiaries that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

         D. Compliance with all current or reasonably anticipated future requirements pursuant to or under Environmental Laws is not reasonably expected to have a Material Adverse Effect.

4.14     SOLVENCY.

         The Borrower, individually, and together with each of its Subsidiaries (on a consolidated basis), is, and on each date on which the Borrower incurs any Obligations will be, Solvent.

4.15     RESTRICTIONS.

         There are no contractual restrictions on the Borrower or any of its Subsidiaries which prohibit or otherwise restrict the transfer of cash or other assets from any Subsidiary to the Borrower, other than prohibitions or restrictions permitted under Section 6.4.

4.16     INSURANCE LICENSES.

         No Insurance License, the suspension, revocation, termination, non-renewal or limitation of which could reasonably be expected to have a Material Adverse Effect, is the subject of a proceeding for suspension, revocation, termination, non-renewal or limitation and, to the knowledge of the Borrower and its Subsidiaries, no such suspension, revocation, termination, non-renewal or limitation has been threatened by any Governmental Authority. No Insurance Subsidiary transacts any Insurance Business, directly or indirectly, in any jurisdiction where such business requires any Insurance License that is not validly maintained by such Insurance Subsidiary, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

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                                        $500,000,000 THREE YEAR CREDIT AGREEMENT

4.17     DISCLOSURE.

         No representation or warranty of the Borrower contained in any of the Loan Documents or in any other document, certificate or written statement furnished to any of the Agents or any of the Lenders by or on behalf of the Borrower or any of its Subsidiaries for use in connection with the transactions contemplated by this Agreement (including the Form S-1 of the Borrower as filed with the Securities and Exchange Commission (together with filed amendments)) contained as of the date such document or certificate was so furnished any untrue statement of a material fact or omitted to state a material fact (known to the Borrower or any of its Subsidiaries, in the case of any document not furnished by any of them) necessary in order to make the statements contained herein or therein not misleading in light of the circumstances in which the same were made. Any projections and pro forma financial information contained in such materials are based upon good faith estimates and assumptions believed by the Borrower to be reasonable at the time made, it being recognized by the Agents and the Lenders that such projections as to future events are not to be viewed as facts and that actual results during the period or periods covered by any such projections may differ from the projected results. There are no facts known to the Borrower or any of its Subsidiaries (other than matters of a general economic nature) that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect and that have not been disclosed herein or in such other documents, certificates and statements furnished to each of the Agents for use in connection with the transactions contemplated hereby.

SECTION 5. BORROWER'S AFFIRMATIVE COVENANTS

         The Borrower covenants and agrees that, so long as the Commitments hereunder shall remain in effect and until payment in full of the Loans and all other Obligations, unless the provisions of this Section 5 are waived or amended in accordance with Section 8.5, the Borrower shall perform all covenants in this
Section 5.

5.1      FINANCIAL STATEMENTS AND OTHER REPORTS.

         The Borrower will deliver to the Administrative Agent (with, in the case of any of the following delivered in tangible form, a sufficient number of copies for each Lender):

              (i) Quarterly Financial Statements: within five Business Days after the date on which the Borrower is required to file a quarterly report with the Securities and Exchange Commission with respect to any Fiscal Quarter ending after the Effective Date (but in any event not later than 50 days after the end of such Fiscal Quarter), the unaudited consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such Fiscal Quarter and the related consolidated statements of income, stockholders' equity and cash flows of the Borrower and its Subsidiaries for such Fiscal Quarter and for the period from the beginning of the then-current Fiscal Year to the end of such Fiscal Quarter, setting forth in each case in comparative form the corresponding figures for the corresponding periods of the previous Fiscal Year, all in reasonable detail and certified by the chief financial officer of the Borrower as fairly presenting, in all material respects, the financial condition of the Borrower and its Subsidiaries as at the date indicated and the results of their operations and cash flows for the periods indicated in conformity with GAAP, subject to changes resulting from audit and normal year-end

                                        $500,000,000 THREE YEAR CREDIT AGREEMENT

adjustments; provided that delivery by the Borrower of a quarterly report on Form 10-Q for such Fiscal Quarter shall be sufficient for purposes of this clause (i) so long as it contains all of the foregoing information;

                  (ii) Annual Financial Statements: within five Business Days after the date on which the Borrower is required to file an annual report with the Securities and Exchange Commission with respect to any Fiscal Year (but in any event not later than 95 days after the end of such Fiscal Year), (a) the consolidated balance sheets of the Borrower and its Subsidiaries as at the end of such Fiscal Year and the related consolidated statements of income, stockholders' equity and cash flows of the Borrower and its Subsidiaries for such Fiscal Year, setting forth in each case in comparative form the corresponding figures for the previous Fiscal Year, in reasonable detail and certified by the chief financial officer of the Borrower as fairly presenting, in all material respects, the financial condition of the Borrower and its Subsidiaries as at the date indicated and the results of their operations and cash flows for the periods indicated; and (b) with respect to such consolidated financial statements a report thereon of PricewaterhouseCoopers LLP or other independent certified public accountants of recognized national standing selected by the Borrower, and reasonably satisfactory to the Administrative Agent (which report shall be unqualified as to going concern and scope of audit, and shall state that such consolidated financial statements fairly present, in all material respects, the consolidated financial position of the Borrower and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated in conformity with GAAP applied on a basis consistent with prior years (except as otherwise disclosed in such financial statements) and that the examination by such accountants in connection with such consolidated financial statements has been made in accordance with generally accepted auditing standards) together with a written statement by such independent certified public accountants stating (1) that their audit examination has included a review of the terms of the Loan Documents, (2) whether, in connection therewith, any condition or event that constitutes a Potential Event of Default or an Event of Default has come to their attention and, if such a condition or event has come to their attention, specifying the nature and period of existence thereof, and (3) that nothing has come to their attention that causes them to believe that the information contained in any Compliance Certificate is not correct or that the matters set forth in such Compliance Certificate are not stated in accordance with the terms hereof (it being understood that such statement shall be limited to the items that independent certified public accountants are permitted to cover in such statements pursuant to the professional standards and customs of the accounting profession);

                  (iii) Compliance Certificate: together with each delivery of financial statements of the Borrower and its Subsidiaries pursuant to Section 5.1(i) or (ii), a duly executed and completed Compliance Certificate;

                  (iv) Filings: (a) promptly upon their becoming available, copies of all financial statements, periodic reports (including reports on Form 8-K) and proxy statements filed with, or furnished to, the Securities and Exchange Commission or sent by the Borrower to its shareholders or other security holders, and (b) promptly following the reasonable request of the Administrative Agent or any Lender, a copy of all material information filed by the Borrower with any Governmental Authority to the Administrative Agent or such Lender;

                                        $500,000,000 THREE YEAR CREDIT AGREEMENT

                  (v) Notice of Default, etc.: promptly upon (a) the occurrence of any condition or event that constitutes an Event of Default or Potential Event of Default or notice being given to the Borrower or any of its Subsidiaries with respect thereto, (b) any Person giving any notice to the Borrower or any of its Subsidiaries or taking any other action with respect to a claimed default or event or condition of the type referred to in Section 7.2, or
(c) the occurrence of any event or change that has caused or evidences, either in any case or in the aggregate, a Material Adverse Effect, an Officers' Certificate specifying the nature and period of existence of such condition, event or change, or specifying the notice given or action taken by any such Person and the nature of such claimed Event of Default, Potential Event of Default, default, event or condition, and what action the Borrower has taken, is taking and proposes to take with respect thereto;

                  (vi) Change in Rating: prompt written notice of any and all changes in the rating given the Borrower by Moody's or S&P;

                  (vii) Insurance Reports and Filings:

                           (a)      (1) prompt written notice to the
         Administrative Agent of the failure by any Insurance Subsidiary to file its Statutory Statements and any statements referred to in Section 4.3B or 4.3C, (2) promptly following the filing thereof, a complete copy of any Statutory Statement filed with respect to (A) an Insurance Subsidiary that has Statutory Surplus of $250,000,000 or more as of the date of such Statutory Statement and (B) the Borrower and/or its consolidated Insurance Subsidiaries, and (3) promptly following the request of the Administrative Agent or any Lender, a complete copy of any Statutory Statement and any statements referred to in Section 4.3B or 4.3C to the Administrative Agent or such Lender;

                           (b) promptly following the delivery or receipt, as the case may be, by the Borrower or any Material Insurance Subsidiary, copies of (1) each material examination and/or audit report or other similar report, in each case in final and binding form, submitted to any Material Insurance Subsidiary by any Applicable Insurance Regulatory Authority, (2) all material information which the Lenders may from time to time reasonably request with respect to the nature or status of any material deficiencies or violations reflected in any such examination, report or other similar report and (3) each registration, filing, submission, report, order, direction, instruction, approval, authorization, license or other notice which the Borrower or any Material Insurance Subsidiary may at any time make with, or receive from, any Applicable Insurance Regulatory Authority except with respect to matters arising in the ordinary course of business of the Borrower or such Material Insurance Subsidiary;

                           (c) promptly following the preparation thereof, any material report by an independent actuarial consulting firm reviewing the adequacy of loss reserves (net of reinsurance) of any Material Insurance Subsidiary, together with such firm's opinion affirming the adequacy of such loss reserves; and

                  (viii) Insurance License Notices: promptly following notification thereof from a Governmental Authority, and in any event not later than five Business Days after receipt of such

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                                        $500,000,000 THREE YEAR CREDIT AGREEMENT

notice, written notice of the revocation, suspension, termination, non-renewal or limitation of, or the taking of any other action in respect of, any material Insurance License;

                  (ix) Environmental Notices: promptly following receipt thereof, a copy of any letter or request for information received by the Borrower or any Subsidiary under Section 104 of CERCLA or any comparable state law; and

                  (x) Other Information: with reasonable promptness, such other information and data with respect to the Borrower or any of its Subsidiaries as from time to time may be reasonably requested by the Administrative Agent or any Lender.

5.2      BOOKS AND RECORDS.

         The Borrower will, and will cause each of its Subsidiaries to, (i) keep proper books of records and account in which full, true and correct entries in all material respects in conformity with GAAP and SAP, as applicable, consistently applied shall be made of all material dealings and transactions in relation to its business and activities; and (ii) permit representatives or agents of the Administrative Agent or the Syndication Agent (and, during the existence of an Event of Default, any Lender) to visit and inspect any of its properties or assets and examine and make abstracts from any of its books and records, upon reasonable prior notice during normal business hours and as often as may reasonably be desired, and to discuss the business, operations, properties and financial and other condition of the Borrower and its Subsidiaries with officers and employees of the Borrower and its Subsidiaries; provided that the Borrower and the Administrative Agent, the Syndication Agent or such Lender, as applicable, shall have entered into a confidentiality agreement prior to or concurrently with such visit or inspection in form and substance reasonably satisfactory to such parties (with the approval of such confidentiality agreement not to be unreasonably withheld or delayed by any party thereto). The Borrower and its Subsidiaries shall pay the reasonable cost of any such visit, inspection, examination or discussion if an Event of Default or Potential Event of Default exists at the time thereof or is discovered as a result thereof (but shall have no responsibility therefor under any circumstance).

5.3      EXISTENCE.

         Except as otherwise permitted by Section 6.6, the Borrower will, and will cause each of its Material Subsidiaries to, at all times preserve and keep in full force and effect its existence and all rights, privileges, licenses (including Insurance Licenses) and franchises material to its business; provided that neither the Borrower nor any of its Subsidiaries shall be required to preserve the existence of any Subsidiary, or any such right, privilege, license or franchise of the Borrower or such Subsidiary if the Borrower's or such Subsidiary's board of directors (or similar governing body) shall determine that the preservation of such existence, right, privilege, license or franchise is no longer desirable in the conduct of the business of such Person, and that the loss thereof or dissolution (as the case may be) is not disadvantageous in any material respect to the Borrower or such Subsidiary or the Lenders.

5.4      INSURANCE.

         The Borrower will maintain or cause to be maintained, with financially sound and reputable insurers, such public liability insurance, third party property damage insurance and

                                        $500,000,000 THREE YEAR CREDIT AGREEMENT

casualty insurance with respect to liabilities, losses or damage in respect of the assets, properties and businesses of the Borrower and its Subsidiaries as may customarily be carried or maintained under similar circumstances by Persons of established reputation engaged in similar businesses, in each case in such amounts (giving effect to self-insurance), with such deductibles, covering such risks and otherwise on such terms and conditions as shall be customary for such Persons.

5.5      PAYMENT OF TAXES AND CLAIMS.

         The Borrower will, and will cause each of its Subsidiaries to, pay all Taxes imposed upon it or any of its properties or assets or in respect of any of its income, businesses or franchises before any material penalty or fine accrues thereon, and all claims (including claims for labor, services, materials and supplies) for sums that have become due and payable and that by law have or may become a Lien upon any of its properties or assets, prior to the time when any material penalty or fine shall be incurred with respect thereto; provided that no such Tax or claim need be paid if it is being contested in good faith by appropriate proceedings and adequate reserve or other appropriate provision, as shall be required in conformity with GAAP, shall have been made therefor.

5.6      MAINTENANCE OF PROPERTIES.

         The Borrower will, and will cause each of its Subsidiaries to, maintain or cause to be maintained in good repair, working order and condition, ordinary wear and tear excepted, all material properties used or useful in the business of the Borrower and its Subsidiaries and from time to time will make or cause to be made all appropriate repairs, renewals and replacements thereof.

5.7      COMPLIANCE WITH LAWS.

         The Borrower will, and will cause each of its Subsidiaries to, comply with the requirements of all applicable laws, rules, regulations and orders of any Governmental Authority (including all Environmental Laws), noncompliance with which could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

5.8      USE OF PROCEEDS.

         A. PROCEEDS OF LOANS. The Borrower will use the proceeds of the Loans made pursuant to 2.1A for general corporate purposes of the Borrower and its Subsidiaries, including the repayment of maturing commercial paper issued by the Borrower.

         B. MARGIN REGULATIONS. The Borrower will not permit any part of the proceeds of the Loans made to the Borrower to be used, directly or indirectly, to purchase or carry any Margin Stock or to extend credit to others for the purpose of purchasing or carrying any Margin Stock or for any purpose that violates, or is inconsistent with, the provisions of Regulation T, U or X of the FRB.

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                                        $500,000,000 THREE YEAR CREDIT AGREEMENT

5.9      CLAIMS PARI PASSU.

         The Borrower shall ensure that at all times the Obligations and any other claims of the Arrangers, the Agents and the Lenders arising hereunder or under any of the other Loan Documents rank at least pari passu with the claims of all of the Borrower's or its Subsidiaries' other senior unsecured creditors, except (i) those creditors whose claims are preferred by any bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors' rights generally and (ii) those claims which are permitted to be secured under Section 6.1.

SECTION 6. BORROWER'S NEGATIVE COVENANTS

         The Borrower covenants and agrees that, so long as the Commitments hereunder shall remain in effect and until payment in full of all of the Loans and other Obligations, unless the provisions of this Section are waived or amended in accordance with Section 8.5, the Borrower shall perform, and shall cause each of its Subsidiaries to perform, all covenants in this Section 6.

6.1      LIENS.

         The Borrower shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, create, incur, assume or permit to exist any Lien on or with respect to any property or asset of any kind of the Borrower, whether now owned or hereafter acquired, or any income or profits therefrom, except:

                  (i) Liens existing on the Signing Date securing Indebtedness in an aggregate principal amount not to exceed $20,000,000;

                  (ii) Liens imposed by law for Taxes that are not yet required to be paid pursuant to Section 5.5;

                  (iii) statutory Liens of landlords, banks (and rights of set-off), of carriers, warehousemen, mechanics, repairmen, workmen and material men, and other Liens imposed by law, in each case incurred in the ordinary course of business for amounts not yet overdue or for amounts that are overdue and that (in the case of any such amounts overdue for a period in excess of five days) are being contested in good faith by appropriate proceedings, so long as such reserves or other appropriate provisions, if any, as shall be required by GAAP shall have been made for any such contested amounts;

                  (iv) deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance and return-of-money bonds, Reinsurance Agreements, Retrocession Agreements and other similar obligations (exclusive of obligations for the payment of borrowed money) incurred in the ordinary course of business;

                  (v) Liens on pledges or deposits of cash or securities made by any Insurance Subsidiary as a condition to obtaining or maintaining any licenses issued to it by any Applicable Insurance Regulatory Authority;

                                        $500,000,000 THREE YEAR CREDIT AGREEMENT

                  (vi) easements, rights-of-way, restrictions, encroachments, and other minor defects or irregularities in title to real property, in each case which do not and will not, individually or in the aggregate, interfere in any material respect with the use or value thereof;

                  (vii) any interest or title of a lessor or sublessor under any operating or true lease of real estate entered into by the Borrower or one of its Subsidiaries in the ordinary course of its business covering only the assets so leased;

                  (viii) Liens created pursuant to Capital Leases (including any Capital Lease entered into in connection with the Ohio Sale/leaseback Transaction); provided that (a) such Liens are only in respect of the property or assets subject to, and secure only, such Capital Leases and (b) the sum of
(1) the aggregate amount of Indebtedness secured by such Liens and (2) the aggregate amount of Indebtedness secured by Liens permitted by clause (ix) below does not exceed $35,000,000 at any time outstanding;

                  (ix) purchase money Liens in real property, improvements thereto or equipment hereafter acquired (or, in the case of improvements, constructed) by the Borrower or one of its Subsidiaries; provided that (a) the sum of (1) the aggregate amount of Indebtedness secured by such Liens and (2) the aggregate amount of Indebtedness secured by Liens permitted by clause (viii) above does not exceed $35,000,000 at any time outstanding, (b) such Lien is incurred, and the Indebtedness secured thereby is created, within ninety (90) days after such acquisition (or construction), (c) the Indebtedness secured thereby does not exceed 100% of the lesser of the cost or the fair market value of such real property, improvements or equipment at the time of such acquisition (or construction) and (d) such Lien does not apply to any other property or assets of the Borrower or any of its Subsidiaries;

                  (x) Liens given to secure the obligations of an Insurance Subsidiary under Reinsurance Agreements, Retrocession Agreements and other similar obligations (other than obligations for the payment of borrowed money), incurred by such Insurance Subsidiary in the ordinary course of business;

                  (xi) Liens securing judgments that do not constitute an Event of Default under Section 7.8;

                  (xii) Liens that are contractual rights of set-off (a) relating to the establishment of depository relations with banks not given in connection with the issuance of Indebtedness or (b) relating to pooled deposit or sweep accounts of the Borrower or any of its Subsidiaries to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of the Borrower and its Subsidiaries;

                  (xiii) licenses of intellectual property granted in a manner consistent with past practice;

                  (xiv) Liens on property or assets of any Person that becomes a Subsidiary after the Signing Date; provided that such Liens are in existence at the time such Person becomes a Subsidiary and were not created in anticipation thereof; and

                                        $500,000,000 THREE YEAR CREDIT AGREEMENT

                  (xv) other Liens securing obligations in an aggregate principal amount not to exceed 5% of Consolidated Adjusted Net Worth at any time outstanding.

Notwithstanding any of the foregoing exceptions, the Borrower will not, and will not permit any of its Subsidiaries to, create, incur, assume or suffer to exist any Lien upon the Capital Stock of any of its Subsidiaries owned by the Borrower or any such Subsidiary or upon any Indebtedness owed to such Subsidiary by the Borrower or any of its Subsidiaries.

6.2      INDEBTEDNESS.

                  (i) The Borrower shall not, and shall not permit any Subsidiary to, directly or indirectly, create, incur, assume or guaranty, or otherwise become or remain directly or indirectly liable with respect to any Indebtedness other than (a) Indebtedness payable after the scheduled Maturity Date, (b) Assurant Commercial Paper Debt, (c) Indebtedness secured by Liens permitted by Section 6.1(viii), (ix) or (xiv), (d) Indebtedness owed to the Borrower or a Subsidiary, (e) Indebtedness arising under letters of credit issued for the account of the Borrower and/or any Subsidiary, (f) Indebtedness of a Person that becomes a Subsidiary, or is merged into the Borrower or a Subsidiary, after the Signing Date, provided that (1) such Indebtedness is not incurred in anticipation thereof and (2) the aggregate amount of such Indebtedness does not exceed $100,000,000 at any time outstanding, (g) Indebtedness of the Borrower or any Subsidiary arising under Interest Rate Agreements and Currency Agreements, provided that such agreements are entered into to hedge bona fide business risks and not for speculation, (h) Indebtedness arising under the Bond Bridge Facility and (i) other Indebtedness having an aggregate principal amount not exceeding $100,000,000 at any time outstanding.

                  (ii) The Borrower shall not permit the aggregate outstanding principal amount of all Indebtedness of its Subsidiaries to exceed 5% of Consolidated Adjusted Net Worth at any time; provided that the following Indebtedness shall be excluded in determining whether Indebtedness of Subsidiaries exceeds 5% of Consolidated Adjusted Net Worth: (a) Indebtedness described in Section 6.2(i)(c) through (i)(g), (b) Indebtedness of the type described in clause (vii), (viii) or (ix) of the definition of Indebtedness incurred by any Subsidiary with respect to the obligations of one of its Subsidiaries and (c) Indebtedness of the type described in clause (viii) or (ix) of the definition of Indebtedness incurred in connection with insurance products offered by Subsidiaries in the ordinary course of business.

6.3      ACQUISITIONS; CERTAIN INVESTMENTS.

         The Borrower shall not, and shall not permit any of its Subsidiaries to, directly or indirectly:

                  (i) acquire all or substantially all of the assets or Capital Stock of any Person unless (a) immediately prior to, and after giving effect thereto, no Potential Event of Default or Event of Default shall have occurred and be continuing or would result therefrom; (b) all transactions in connection therewith shall be consummated, in all material respects, in accordance with all applicable laws and in conformity with all applicable Governmental Authorization; (c) the Borrower shall be in compliance with the financial covenants set forth in Section 6.9 on a pro forma basis after giving effect to such acquisition as of the last day of the Fiscal Quarter most

                                        $500,000,000 THREE YEAR CREDIT AGREEMENT

recently ended (as determined in accordance with Section 6.9(v)); (d) the Borrower shall have delivered to the Administrative Agent reasonably in advance of such acquisition, a Compliance Certificate (1) certifying compliance with
Section 6.7 and (2) evidencing compliance with (1) Section 6.9 as required under clause (c) above, together with all relevant financial information with respect to such acquired assets, including the aggregate consideration for such acquisition and any other information required to demonstrate compliance with
Section 6.9; and (e) in the case of the acquisition of Capital Stock of any Person, such Person's board of directors or similar governing body shall not at any time have announced its intention to, or commenced any action to, oppose such acquisition; or

                  (ii) make any loan or advance (other than advanced commissions in the ordinary course of business) to, or other investment in, any customer or related venture of the Borrower or any Subsidiary, other than any loan, advance or investment (a) in a customer or venture that is engaged, and continues to engage, in an Insurance Business or a business reasonably related to an Insurance Business and (b) made in the ordinary course of business and consistent with past practice of the Borrower or such Subsidiary; provided that the aggregate amount of such loans, advances and other investments (and renewals thereof with the same customer or venture) (A) existing on the Signing Date shall not exceed $38,000,000, (B) made after the Signing Date shall not exceed $25,000,000 in the aggregate for any Fiscal Year and (C) shall not exceed $100,000,000 in the aggregate at any time outstanding.

6.4      RESTRICTIONS ON SUBSIDIARY DISTRIBUTIONS.

         The Borrower shall not, and shall not permit any of its Subsidiaries to, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind that limits in any material respect the ability of any Subsidiary to (a) pay dividends or make any other distributions on any of such Subsidiary's Capital Stock owned by the Borrower or any other Subsidiary, (b) repay or prepay any Indebtedness owed by such Subsidiary to the Borrower or any other Subsidiary, (c) make loans or advances to the Borrower or any other Subsidiary or (d) transfer any of its property or assets to the Borrower or any other Subsidiary, in each case pursuant to any agreement that is material to the Borrower and its Subsidiaries taken as a whole, and that adversely affects, directly or indirectly, the repayment of the Obligations, other than restrictions existing (i) under this Agreement or any Bond Bridge Document, (ii) under agreements evidencing Indebtedness secured by Liens permitted by Section 6.1(viii) that impose restrictions on the property so acquired, (iii) under any applicable law, rule or regulation which applies generally to all insurance companies regulated thereunder, (iv) under any order from or agreement with an Applicable Insurance Regulatory Authority existing on the Signing Date as described on Schedule 6.4, (v) under any order from or agreement with an Applicable Insurance Regulatory Authority arising after the Signing Date which could not reasonably be expected to result in a Material Adverse Effect and (vi) by reason of customary provisions restricting assignments, subletting or other transfers contained in leases, licenses, Joint Venture agreements and similar agreements entered into in the ordinary course of business.

6.5      RESTRICTED PAYMENTS.

         The Borrower shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, declare, order, pay, make or set apart any sum for any Restricted Payment if an Event

                                        $500,000,000 THREE YEAR CREDIT AGREEMENT

of Default exists or would result therefrom; provided that any Subsidiary may at any time make Restricted Payments to its parent if such parent is the Borrower or a wholly-owned Subsidiary. Notwithstanding anything to the contrary contained herein, (i) the Borrower shall cause its Subsidiaries to make Restricted Payments in a timely manner to the Borrower necessary to enable the Borrower to repay the Obligations in accordance with this Agreement and (ii) if such Restricted Payments are not sufficient to enable the Borrower to repay the Obligations in accordance with this Agreement, the Borrower will use its reasonable best efforts to obtain the approvals of any Governmental Authority to permit its Insurance Subsidiaries to make Restricted Payments to the Borrower in an amount sufficient for the Borrower to repay such Obligations.

6.6      RESTRICTION ON FUNDAMENTAL CHANGES AND ASSET SALES.

         The Borrower will not consolidate or merge with or into, or convey or transfer (or permit the conveyance or transfer of) all or substantially all of the properties and assets of the Borrower and its Subsidiaries to, any other Person unless (i) the surviving or acquiring entity (A) is a Person organized under the laws of the United States or any state thereof, (B) if other than the Borrower, expressly assumes the performance of the Obligations pursuant to documentation reasonably satisfactory to the Administrative Agent and the Syndication Agent and (C) after giving effect to such transaction, will have ratings on its senior, unsecured, non-credit-enhanced debt of at least BBB by S&P and Baa2 by Moody's and (ii) immediately after giving effect to such transaction, no Event of Default or Potential Event of Default exists.

6.7      CONDUCT OF BUSINESS.

         From and after the Signing Date, the Borrower shall not, and shall not permit any of its Subsidiaries to, engage in any business or conduct any activities other than engaging in the business as now conducted by the Borrower and its Subsidiaries and businesses reasonably related thereto, and in the case of Insurance Subsidiaries, to engage in only those lines of insurance business for which the Insurance Subsidiaries are licensed by Applicable Insurance Regulatory Authority from time to time. The Borrower shall solely be a holding company, and shall not enter into Insurance Contracts, Reinsurance Agreements or Retrocession Agreements.

6.8      TRANSACTIONS WITH SHAREHOLDERS AND AFFILIATES.

         The Borrower shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, enter into or permit to exist any transaction (including the purchase, sale, lease or exchange of any property or the rendering of any service or the making of any intercompany loan) with any Affiliate of the Borrower or any of its Subsidiaries, any holder of Capital Stock or other interests in the Borrower or any of its Subsidiaries, or any such Affiliate of any such holder, except on fair and reasonable terms that are no less favorable to the Borrower or that Subsidiary, as the case may be, than those that might be obtained at the time in a comparable arm's length transaction from a Person that is not such a holder or Affiliate; provided that the foregoing restriction shall not apply to (a) any transaction between the Borrower and its Subsidiaries or between such Subsidiaries, in each case to the extent otherwise permitted under the other provisions of Section 6; (b) reasonable and customary fees paid to members of the board of directors (or similar governing body) of the Borrower and its Subsidiaries; (c) compensation arrangements for officers and other employees of the Borrower and its

                                        $500,000,000 THREE YEAR CREDIT AGREEMENT

Subsidiaries entered into in the ordinary course of business; and (d) transactions described in Schedule 6.8.

6.9      FINANCIAL COVENANTS.

                  (i) Minimum Statutory Capital. The Borrower shall not permit the Statutory Surplus of the Insurance Subsidiaries (on a consolidated basis) at any time to be less than $1,500,000,000.

                  (ii) Minimum Interest Coverage Ratio. The Borrower shall not permit the Interest Coverage Ratio as of the last day of any Fiscal Quarter to be less than the correlative ratio set forth opposite such date below:

Fiscal Quarter(s) ended             Interest Coverage Ratio
-----------------------             -----------------------
March 31, 2004                          4.00 to 1.00
Thereafter                              5.00 to 1.00

                  (iii) Maximum Indebtedness to Capitalization Ratio. The Borrower shall not permit the Indebtedness to Capitalization Ratio as of the last day of any Fiscal Quarter to exceed 0.35 to 1.0.

                  (iv) Minimum Consolidated Adjusted Net Worth. The Borrower shall not permit its Consolidated Adjusted Net Worth at any time to be less than the sum of (x) $1,800,000,000 (minus any after-tax prepayment penalties incurred with respect to the Capital Securities and the Parent Intercompany Obligations), plus (y) 50% of Consolidated Net Income for each Fiscal Quarter (beginning with the Fiscal Quarter ending December 31, 2003) for which Consolidated Net Income (measured at the end of each such Fiscal Quarter) is a positive amount plus (z) 100% of the net proceeds received by the Borrower or any Subsidiary after December 31, 2003 from any capital contribution to, or issuance of any Capital Stock of, the Borrower or any Subsidiary (but excluding any issuance by a Subsidiary to the Borrower or to a wholly-owned Subsidiary, and any capital contribution by the Borrower or a Subsidiary to a wholly-owned Subsidiary).

                  (v) Certain Calculations. With respect to any period during which an acquisition permitted by Section 6.3(i) or a merger, consolidation or disposition permitted by Section 6.6 has occurred (each, a "SUBJECT TRANSACTION"), for purposes of determining compliance with the financial covenants set forth in this Section 6.9, Consolidated Adjusted EBIT (and, notwithstanding the definition thereof but without duplication, Consolidated Net Income) shall be calculated with respect to such period on a pro forma basis (including pro forma adjustments arising out of events which are directly attributable to a specific transaction, are factually supportable and are expected to have a continuing impact, in each case determined on a basis consistent with Article 11 of Regulation S-X promulgated under the Securities Act and as interpreted by the staff of the Securities and Exchange Commission, which would include cost savings resulting from head count reduction, closure of facilities and similar restructuring charges, which pro forma adjustments shall be certified by the chief financial officer of the Borrower) using the historical audited financial statements of any business so acquired or to be

                                        $500,000,000 THREE YEAR CREDIT AGREEMENT

acquired (including by way of merger or consolidation) or sold or to be sold and the consolidated financial statements of the Borrower and its Subsidiaries which shall be reformulated as if such Subject Transaction, and any Indebtedness incurred or repaid in connection therewith, had been consummated or incurred or repaid at the beginning of such period (and assuming that such Indebtedness bears interest during any portion of the applicable measurement period prior to the relevant acquisition at the weighted average of the interest rates applicable to outstanding Loans incurred during such period).

SECTION 7. EVENTS OF DEFAULT

         If any of the following conditions or events ("EVENTS OF DEFAULT") shall occur:

7.1      FAILURE TO MAKE PAYMENTS WHEN DUE.

         Failure by the Borrower to pay any installment of principal of the Loan when due, whether at stated maturity, by acceleration, by notice of voluntary prepayment, by mandatory prepayment or otherwise; or failure by the Borrower to pay any interest on the Loan or any fee or any other amount due under this Agreement within three Business Days after the date due; or

7.2      DEFAULT IN OTHER AGREEMENTS.

                  (i) Failure of the Borrower or any of its Subsidiaries to pay when due any principal of or interest on or any other amount payable in respect of one or more items of Indebtedness (other than Indebtedness referred to in Section 7.1) in excess in the aggregate of $50,000,000 beyond the end of any grace period provided therefor, if any; or (ii) breach or default by the Borrower or any of its Subsidiaries with respect to any other material term of
(a) one or more items of such Indebtedness or (b) any loan agreement, mortgage, indenture or other agreement relating to such item(s) of Indebtedness, in each case beyond the end of any grace period provided therefor, if any, if the effect of such breach or default is to cause, or to permit the holder or holders of that Indebtedness (or a trustee on behalf of such holder or holders) to cause, that Indebtedness to become or be declared due and payable (or redeemable) prior to its stated maturity or the stated maturity of any underlying obligation, as the case may be; or

7.3      BREACH OF CERTAIN COVENANTS.

         Failure of the Borrower to perform or comply with any term or condition contained in Section 5.1(v), 5.3 (with respect to the existence of the Borrower only), 5.8, 5.9 or 6.

7.4      BREACH OF WARRANTY.

         Any representation, warranty, certification or other statement made by the Borrower in any Loan Document, or by the Borrower or any of its Subsidiaries in any statement or certificate at any time given by the Borrower or any such Subsidiary in writing pursuant hereto or thereto, or in connection herewith or therewith shall be false in any material respect on the date as of which made; or

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

                                        $500,000,000 THREE YEAR CREDIT AGREEMENT

7.5      OTHER DEFAULTS UNDER LOAN DOCUMENTS.

         The Borrower shall default in the performance of or compliance with any term contained in this Agreement or any of the other Loan Documents to which it is a party, or either Parent shall default in the performance of or compliance with any term contained in the Parent Subordination Agreement, in each case other than any such term referred to in any other subsection of this Section 7, and such default shall not have been remedied or waived within 30 days after receipt by the Borrower of notice from the Administrative Agent of such default; or

7.6      INVOLUNTARY BANKRUPTCY; APPOINTMENT OF RECEIVER, ETC.

                  (i) A court of competent jurisdiction shall enter a decree or order for relief in respect of the Borrower or any of its Material Subsidiaries in an involuntary case under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect, which decree or order is not stayed; or any other similar relief shall be granted under any applicable federal or state law; or (ii) an involuntary case shall be commenced against the Borrower or any of its Material Subsidiaries under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect; or a decree or order of a court having jurisdiction in the premises for the appointment of a receiver, liquidator, sequestrator, trustee, custodian or other officer having similar powers over the Borrower or any of its Material Subsidiaries, or over all or a substantial part of their respective property, shall have been entered; or there shall have occurred the involuntary appointment of an interim receiver, trustee or other custodian of the Borrower or any of its Material Subsidiaries for all or a substantial part of their respective property; or a warrant of attachment, execution or similar process shall have been issued against any substantial part of the property of the Borrower or any of its Material Subsidiaries, and any such event described in this clause (ii) shall continue for 60 days unless dismissed, bonded or discharged; or

7.7      VOLUNTARY BANKRUPTCY; APPOINTMENT OF RECEIVER, ETC.

                  (i) The Borrower or any of its Material Subsidiaries shall have an order for relief entered with respect to it or commence a voluntary case under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect, or shall consent to the entry of an order for relief in an involuntary case, or to the conversion of an involuntary case to a voluntary case, under any such law, or shall consent to the appointment of or taking possession by a receiver, trustee or other custodian for all or a substantial part of its property; or the Borrower or any of its Material Subsidiaries shall make any assignment for the benefit of creditors; or
(ii) the Borrower or any of its Material Subsidiaries shall be unable, or shall fail generally, or shall admit in writing their respective inability, to pay its debts as such debts become due; or the board of directors (or similar governing body) of the Borrower or any of its Material Subsidiaries (or any committee thereof) shall adopt any resolution or otherwise authorize any action to approve any of the actions referred to in this Section 7.7 or in Section 7.6; or

                                        $500,000,000 THREE YEAR CREDIT AGREEMENT

7.8      JUDGMENTS AND ATTACHMENTS.

         Any money judgment, writ or warrant of attachment or similar process involving in excess in the aggregate of $50,000,000 which is not adequately covered by insurance as to which a solvent and unaffiliated insurance company has acknowledged coverage shall be entered or filed against the Borrower or any of its Subsidiaries, or any of their respective assets, and shall remain undischarged, unvacated, unbonded or unstayed for a period of 60 days (or in any event later than five days prior to the date of any proposed sale thereunder); or

7.9      DISSOLUTION.

         Any order, judgment or decree shall be entered against the Borrower or any of its Material Subsidiaries decreeing the dissolution or split up of such Person; or

7.10     EMPLOYEE BENEFIT PLANS.

         There shall occur one or more ERISA Events which individually or in the aggregate results in or is reasonably be expected to result in liability of the Borrower, any Subsidiary or any ERISA Affiliate in excess of $25,000,000 during the term of this Agreement; or the occurrence of an event or condition that could reasonably be expected to result in the imposition of a Lien under Section 412(n) of the Internal Revenue Code or under ERISA; or

7.11     CHANGE IN CONTROL.

         A Change of Control shall occur; or

7.12     REPUDIATION OF OBLIGATIONS.

         At any time after the execution and delivery thereof, (i) this Agreement for any reason shall cease to be in full force and effect (other than by reason of the satisfaction in full of the Obligations) or shall be declared null and void or (ii) the Borrower or either Parent shall contest the validity or enforceability of any Loan Document to which it is a party or deny in writing that it has any further liability under any Loan Document to which it is a party; or

7.13     INSURANCE LICENSES.

         Any one or more Insurance Licenses shall be suspended, revoked, terminated, not renewed or limited, or any other action shall be taken by a Governmental Authority, in each case which would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect;

THEN (i) upon the occurrence of any Event of Default described in Section 7.6 or 7.7, each of (a) the unpaid principal amount of and accrued interest on the Loans and (b) all other Obligations shall automatically become immediately due and payable, without presentment, demand, protest or other requirements of any kind, all of which are hereby expressly waived by the Borrower and (ii) upon the occurrence and during the continuation of any other Event of Default, the Administrative Agent shall, upon the written request or with the written consent of the Requisite

                                        $500,000,000 THREE YEAR CREDIT AGREEMENT

Lenders, by notice to the Borrower, declare all or any portion of the amounts described in clauses (a) and (b) above to be, and the same shall forthwith become, immediately due and payable.

SECTION 8. MISCELLANEOUS

8.1      ASSIGNMENTS AND PARTICIPATIONS IN LOANS AND NOTES.

         A. RIGHT TO ASSIGN. Each Lender shall have the right at any time to sell, assign or transfer all or a portion of its rights and obligations under this Agreement, including all or a portion of its Commitment or Loans owing to it or other Obligation (provided that each such assignment shall be of a uniform, and not varying, percentage of all rights and obligations under and in respect of any Loan and any related Commitment): (i) to any Person meeting the criteria of clause (i) of the definition of the term of "Eligible Assignee" upon the giving of notice to the Borrower and the Administrative Agent; and (ii) to any Person meeting the criteria of clause (ii) of the definition of the term of "Eligible Assignee" and consented to by each of the Borrower and the Administrative Agent (such consent not to be (x) unreasonably withheld or delayed or, (y) in the case of the Borrower, required at any time an Event of Default shall have occurred and then be continuing); provided, further, that each such assignment pursuant to this Section 8.1A shall be in an aggregate amount of not less than $5,000,000 (or such lesser amount as may be agreed to by the Borrower and the Administrative Agent or as shall constitute the aggregate amount of the Commitment and Loans of the assigning Lender).

         B. REQUIREMENTS. The assigning Lender and the assignee thereof shall execute and deliver to the Administrative Agent an Assignment Agreement, together with (i) a processing and recordation fee of $3,500 (paid by the assigning Lender or the assignee), and (ii) such forms, certificates or other evidence, if any, with respect to United States federal income tax withholding matters as the assignee under such Assignment Agreement may be required to deliver to the Administrative Agent pursuant to Section 2.5B(iii) as if such assignee was a Lender pursuant to that Section.

         C. ACCEPTANCE AND NOTICE OF ASSIGNMENT. Upon its receipt of a duly executed and completed Assignment Agreement, together with the processing and recordation fee referred to in Section 8.1B (and any form, certificate or other evidence required by this Agreement in connection therewith), the Administrative Agent shall record the information contained in such Assignment Agreement in the Register, shall give prompt notice thereof to the Borrower and shall maintain a copy of such Assignment Agreement.

         D. REPRESENTATIONS AND WARRANTIES OF ASSIGNEE. Each Lender, upon execution and delivery hereof or upon executing and delivering an Assignment Agreement, as the case may be, represents and warrants as of the Signing Date or as of the applicable "Effective Date" (as defined in the applicable Assignment Agreement) that (i) it is an Eligible Assignee; (ii) it has experience and expertise in the making of or investing in commitments or loans such as the applicable Commitment or Loans, as the case may be; and (iii) it will make or invest in, as the case may be, its Commitment or Loans for its own account in the ordinary course of its business and without a view to distribution of such Commitment or Loans within the meaning of the Securities Act or the Exchange Act or other federal securities laws (it being understood that,

                                        $500,000,000 THREE YEAR CREDIT AGREEMENT

subject to the provisions of this Section 8.1, the disposition of such Commitment or Loans or any interests therein shall at all times remain within its exclusive control).

         E. EFFECT OF ASSIGNMENT. Subject to the terms and conditions of this Section 8.1, as of the "Effective Date" specified in the applicable Assignment Agreement: (i) the assignee thereunder shall have the rights and obligations of a "Lender" hereunder to the extent such rights and obligations hereunder have been assigned to it pursuant to such Assignment Agreement and shall thereafter be a party hereto and a "Lender" for all purposes hereof; (ii) the assigning Lender thereunder shall, to the extent that rights and obligations hereunder have been assigned thereby pursuant to such Assignment Agreement, relinquish its rights (other than any rights which survive the termination hereof under Section 8.8) and be released from its obligations hereunder (and, in the case of an Assignment Agreement covering all or the remaining portion of an assigning Lender's rights and obligations hereunder, such Lender shall cease to be a party hereto; provided that, anything contained in any of the Loan Documents to the contrary notwithstanding, such assigning Lender shall continue to be entitled to the benefit of all indemnities hereunder as specified herein with respect to matters arising out of the prior involvement of such assigning Lender as a Lender hereunder); (iii) the Commitments shall be modified to reflect the Commitments of such assignee and of such assigning Lender, if any; and (iv) if any such assignment occurs after the issuance of any Note hereunder, the assigning Lender shall, upon the effectiveness of such assignment or as promptly thereafter as practicable, surrender its applicable Notes to the Administrative Agent for cancellation, and thereupon the Borrower shall issue and deliver a new Note, if so requested by the assignee and/or assigning Lender, to such assignee and/or to such assigning Lender, with appropriate insertions, to reflect the new Commitments and/or outstanding Loans of the assignee and/or the assigning Lender.

         F. CERTAIN OTHER PERMITTED ASSIGNMENTS. In addition to any other assignment permitted pursuant to this Section 8.1, (i) any Lender may assign and/or pledge all or any portion of its Loans, the other Obligations owed by or to such Lender, and its Notes, if any, to secure obligations of such Lender including any Federal Reserve Bank as collateral security pursuant to Regulation A of the FRB and any operating circular issued by such Federal Reserve Bank; provided that no Lender, as between the Borrower and such Lender, shall be relieved of any of its obligations hereunder as a result of any such assignment and pledge, and provided, further, that in no event shall the applicable Federal Reserve Bank, pledgee or trustee be considered to be a "Lender" or be entitled to require the assigning Lender to take or omit to take any action hereunder.

         G. ASSIGNMENT TO A SPECIAL PURPOSE FUNDING VEHICLE. Notwithstanding anything to the contrary contained herein, any Lender (a "GRANTING LENDER") may grant to a special purpose funding vehicle (a "SPFV"), identified as such in writing from time to time by the Granting Lender to the Administrative Agent and the Borrower, the option to provide to the Borrower all or any part of any Loan that such Granting Lender would otherwise be obligated to make to the Borrower pursuant to this Agreement; provided that (i) nothing herein shall constitute a commitment by any SPFV to make any Loan, (ii) if an SPFV elects not to exercise such option or otherwise fails to provide all or any part of such Loan, the Granting Lender shall be obligated to make such Loan pursuant to the terms hereof. The making of a Loan by an SPFV hereunder shall utilize the Commitment of the Granting Lender to the same extent, and as if, such Loan were made by such Granting Lender. Each party hereto hereby agrees that no SPFV

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                                        $500,000,000 THREE YEAR CREDIT AGREEMENT

shall be liable for any indemnity or similar payment obligation under this Agreement (all liability for which shall remain with the Granting Lender). In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other senior indebtedness of any SPFV, it will not institute against, or join any other person in instituting against, such SPFV any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings under the laws of the United States or any State thereof. In addition, notwithstanding anything to the contrary contained in this Section 8.1G, any SPFV may (i) with notice to, but without the prior written consent of, the Borrower and the Administrative Agent and without paying any processing fee therefor, assign all or a portion of its interests in any Loans to the Granting Lender or to any financial institutions (consented to by the Borrower and Administrative Agent) providing liquidity and/or credit support to or for the account of such SPFV to support the funding or maintenance of Loans and (ii) disclose on a confidential basis any non-public information relating to its Loans to any rating agency, commercial paper dealer or provider of any surety, guarantee or credit or liquidity enhancement to such SPFV.

         H. PARTICIPATIONS. Each Lender shall have the right at any time to sell one or more participations to any Person (other than the Borrower, any of its Subsidiaries or any of its Affiliates, or either Parent, any of its Subsidiaries or any of its Affiliates) in all or any part of its Commitment, Loans or in any other Obligation. The holder of any such participation, other than an Affiliate of the Lender granting such participation, shall not be entitled to require such Lender to take or omit to take any action hereunder except with respect to any amendment, modification or waiver that would (i) extend the final scheduled maturity of any Loan or Note in which such participant is participating, or reduce the rate or extend the time of payment of interest or fees thereon (except in connection with a waiver of applicability of any post default increase in interest rates) or reduce the principal amount thereof, or increase the amount of the participant's participation over the amount thereof then in effect (it being understood that a waiver of any Event of Default or of a mandatory reduction in the Commitments shall not constitute a change in the terms of such participation, and that an increase in any Commitment or Loan shall be permitted without the consent of any participant if the participant's participation is not increased as a result thereof) or (ii) consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement. The Borrower agrees that each participant shall be entitled to the benefits of Sections 2.6C and 2.5 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to
Section 8.1A; provided that (a) a participant shall not be entitled to receive any greater payment under Section 2.5 than the applicable Lender would have been entitled to receive with respect to the participation sold to such participant, unless the sale of the participation to such participant is made with the Borrower's prior written consent and (b) a participant that would be a Non-US Lender if it were a Lender shall not be entitled to the benefits of Section 2.5B unless the Borrower is notified of the participation sold to such participant and such participant agrees, for the benefit of the Borrower, to comply with
Section 2.5B as though it were a Lender. To the extent permitted by law, each participant also shall be entitled to the benefits of Section 8.4 as though it were a Lender, provided such Participant agrees to be subject to Section 8.18 as though it were a Lender.

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                                        $500,000,000 THREE YEAR CREDIT AGREEMENT

8.2      EXPENSES.

         Whether or not the transactions contemplated hereby shall be consummated, the Borrower agrees to pay promptly (i) all actual and reasonable costs and out-of-pocket expenses incurred by each Arranger and each Agent in connection with the syndication of the Loans and the negotiation, preparation and execution of the Loan Documents and the transactions contemplated thereby;
(ii) all the costs of furnishing all opinions by counsel for the Borrower; (iii) the reasonable fees, out-of-pocket expenses and disbursements of counsel to the Arrangers and the Agents in connection with the negotiation, preparation and execution of the Loan Documents and any other documents or matters requested by the Borrower; (iv) all actual and reasonable costs and out-of-pocket expenses incurred by the Administrative Agent in connection with any consents, amendments, waivers or other modifications of the Loan Documents (including the reasonable fees, out-of-pocket expenses and disbursements of counsel to the Administrative Agent in connection therewith); and (v) after the occurrence of an Event of Default, all costs and expenses, including reasonable attorneys' fees and costs of settlement, incurred by either Arranger, any Agent or Lender in enforcing any Obligations of or in collecting any payments due from the Borrower hereunder or under the other Loan Documents by reason of such Event of Default (including in connection with the sale of, collection from, or other realization upon any collateral) or in connection with any refinancing or restructuring of the credit arrangements provided under this Agreement in each case in the nature of a "work-out" or pursuant to any insolvency or bankruptcy cases or proceedings.

8.3      INDEMNITY.

         A. In addition to the payment of expenses pursuant to Section 8.2, whether or not the transactions contemplated hereby shall be consummated, the Borrower agrees to defend (subject to Indemnitees' selection of counsel), indemnify, pay and hold harmless each of the Arrangers and Agents and each Lender, and the respective partners, officers, directors, employees, agents, attorneys, and affiliates of each of the Arrangers and each of the Agents and each Lender (collectively called the "INDEMNITEES"), from and against any and all Indemnified Liabilities (as hereinafter defined); provided that the Borrower shall not have any obligation to any Indemnitee hereunder with respect to any Indemnified Liabilities to the extent such Indemnified Liabilities arise from the gross negligence or willful misconduct of that Indemnitee as determined by a final judgment of a court of competent jurisdiction. As used herein, "INDEMNIFIED LIABILITIES" means, collectively, any and all liabilities, obligations, losses, damages (including natural resource damages), penalties, actions, judgments, suits, claims (including Environmental Claims), costs, expenses and disbursements of any kind or nature whatsoever (including the reasonable fees and disbursements of counsel for Indemnitees in connection with any investigative, administrative or judicial proceeding commenced or threatened by any Person, whether or not any such Indemnitee shall be designated as a party or a potential party thereto, and any fees or expenses incurred by Indemnitees in enforcing this indemnity), whether direct, indirect or consequential and whether based on any federal, state or foreign laws, statutes, rules or regulations (including securities and commercial laws, statutes, rules or regulations and Environmental Laws), on common law or equitable cause or on contract or otherwise, that may be imposed on, incurred by, or asserted against any such Indemnitee, in any manner relating to or arising out of this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby (including the Lenders' agreements to make the Loans hereunder or the use or

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                                        $500,000,000 THREE YEAR CREDIT AGREEMENT

intended use of the proceeds thereof, or any enforcement of any of the Loan Documents). If any claim or proceeding is commenced as to which any of the Indemnitees proposes to demand indemnification, such Indemnitees shall notify the Borrower with reasonable promptness; provided that any failure to so notify the Borrower shall not relieve the Borrower from its obligations hereunder except to the extent such failure materially and adversely affects the Borrower.

         B. To the extent that the undertakings to defend, indemnify, pay and hold harmless set forth in this Section 8.3 may be unenforceable in whole or in part because they are violative of any law or public policy, the Borrower shall contribute the maximum portion that it is permitted to pay and satisfy under applicable law to the payment and satisfaction of all Indemnified Liabilities incurred by Indemnitees or any of them.

         C. To the extent permitted by applicable law, the Borrower and each of its Subsidiaries shall not assert, and each hereby waives, any claim against the Lenders, the Agents, Arrangers and their respective Affiliates, officers, directors, employees, attorneys or agents, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) (whether or not the claim therefor is based on contract, tort or duty imposed by any applicable legal requirement) arising out of, in connection with, as a result of, or in any way related to, this Agreement or any other Loan Document or any agreement or instrument contemplated hereby or thereby or referred to herein or therein, the transactions contemplated hereby or thereby, any Loan or the use of the proceeds thereof or any act or omission or event occurring in connection therewith, and the Borrower and each of its Subsidiaries hereby waives, releases and agrees not to sue upon any such claim or any such damages, whether or not accrued and whether or not known or suspected to exist in its favor.

8.4      SET-OFF.

         In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, upon the occurrence and during the continuance of any Event of Default, each of the Agents and each Lender, and each of their respective Affiliates, is hereby authorized by the Borrower at any time or from time to time, without notice to the Borrower or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and to apply any and all deposits (general or special, including Indebtedness evidenced by certificates of deposit, whether matured or unmatured, but not including trust accounts) and any other Indebtedness at any time held or owing by such Agent or such Lender, or their respective Affiliates, as the case may be, to or for the credit or the account of the Borrower against and on account of any obligations and liabilities of the Borrower to such Agent or such Lender under this Agreement and the other Loan Documents which are then due and payable, including all claims of any nature or description arising out of or connected with this Agreement or any other Loan Document, irrespective of whether or not (i) such Agent or such Lender shall have made any demand hereunder or (ii) said obligations and liabilities, or any of them, may be unmatured. Each Lender agrees that it will promptly notify the Administrative Agent of any exercise of such Lender's rights pursuant to Section 8.4; provided that no failure of such Lender to deliver such notice shall affect the rights of such Lender hereunder.

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                                        $500,000,000 THREE YEAR CREDIT AGREEMENT

8.5      AMENDMENTS AND WAIVERS.

         No amendment, modification, termination or waiver of any provision of this Agreement or of any other Loan Document, or consent to any departure by the Borrower therefrom, shall in any event be effective without the written concurrence of the Requisite Lenders; provided that (A) no amendment, modification, termination, waiver or consent shall, without the consent of each Lender affected thereby: (i) extend the scheduled final maturity of any Loan or Note, (ii) waive, reduce or postpone any scheduled repayment (but not prepayment), (iii) reduce the rate of interest on any Loan or any fee or other amount payable hereunder, (iv) extend the time for payment of any such interest or fees, (v) reduce the principal amount of any Loan or Note, (vi) amend, modify, terminate or waive any provision of this Section 8.5, (vii) amend, modify or replace the definition of "Requisite Lenders" or "Pro Rata Share" or
(viii) consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement; and (B) no such amendment, modification, termination or waiver of any provision of the Loan Documents, or consent to any departure by the Borrower therefrom, shall: (i) increase the Commitment of any Lender over the amount thereof then in effect without the consent of such Lender or (ii) amend, modify, terminate or waive any provision of this Agreement as the same applies to the rights or obligations of any Agent, in each case without the consent of such Agent. The Administrative Agent may, but shall have no obligation to, with the concurrence of any Lender, execute amendments, modifications, waivers or consents on behalf of such Lender. Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given. No notice to or demand on the Borrower in any case shall entitle the Borrower to any other or further notice or demand in similar or other circumstances.

8.6      INDEPENDENCE OF COVENANTS.

         All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or would otherwise be within the limitations of, another covenant shall not avoid the occurrence of an Event of Default or Potential Event of Default if such action is taken or condition exists.

8.7      NOTICES.

         Unless otherwise specifically provided herein, all notices or other communications provided for hereunder between the Borrower and any other Person party hereto shall be in writing (including telecopier or electronic mail) and mailed, sent by overnight courier, telecopied, e-mailed, or delivered to, (i) in the case of the Borrower or the Administrative Agent, at its address, facsimile number or email address set forth on the signature pages hereto and (ii) in the case of each Lender, at the address, facsimile number or email address set forth in such Lender's Administrative Questionnaire, or, as to each party, at such other address, facsimile number or email address or to such other person as shall be designated by such party in a written notice to all other parties. Any notice, request or demand to or upon the Borrower or any other Person party hereto shall not be effective until received.

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                                        $500,000,000 THREE YEAR CREDIT AGREEMENT

8.8      SURVIVAL OF REPRESENTATIONS, WARRANTIES AND AGREEMENTS.

         A. All representations, warranties and agreements made herein shall survive the execution and delivery of this Agreement and the making of the Loans hereunder.

         B. Notwithstanding anything in this Agreement or implied by law to the contrary, the agreements of the Borrower set forth in Sections 2.5, 2.6C,
8.2 and 8.3 and the agreements of the Lenders set forth in Sections 8.17, 8.18, 9.2C and 9.4 shall survive the payment of the Loans and the termination of this Agreement.

8.9      FAILURE OR INDULGENCE NOT WAIVER; REMEDIES CUMULATIVE.

         No failure or delay on the part of either Arranger, any Agent or any Lender in the exercise of any power, right or privilege hereunder or under any other Loan Document shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other power, right or privilege. The rights, powers and remedies given to each Arranger, each Agent and each Lender hereby are cumulative and shall be in addition to and independent of all rights, powers and remedies existing by virtue of any statute or rule of law or in any other Loan Document. Any forbearance or failure to exercise, and any delay in exercising, any right, power or remedy hereunder shall not impair any such right, power or remedy or be construed to be a waiver thereof, nor shall it preclude the further exercise of any such right, power or remedy.

8.10     MARSHALLING; PAYMENTS SET ASIDE.

         No Agent or Lender shall be under any obligation to marshal any assets in favor of the Borrower or any other Person or against or in payment of any or all of the Obligations. To the extent that the Borrower makes a payment or payments to the Administrative Agent or the Lenders (or to the Administrative Agent, on behalf of the Lenders) or the Administrative Agent or the Lenders enforce any security interests or exercises their rights of setoff, and such payment or payments or the proceeds of such enforcement or setoff or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, any other state or federal law, common law or any equitable cause, then, to the extent of such recovery, the obligation or part thereof originally intended to be satisfied, and all Liens, rights and remedies therefor or related thereto, shall be revived and continued in full force and effect as if such payment or payments had not been made or such enforcement or setoff had not occurred.

8.11     SEVERABILITY.

         In case any provision in or obligation under this Agreement or the Notes shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

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                                        $500,000,000 THREE YEAR CREDIT AGREEMENT

8.12     HEADINGS.

         Section and subsection headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.

8.13     APPLICABLE LAW.

         THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

8.14     SUCCESSORS AND ASSIGNS.

         This Agreement shall be binding upon the parties hereto and their respective successors and assigns and shall inure to the benefit of the parties hereto and the successors and assigns of the Agents and the Lenders (it being understood that each Lender's rights of assignment are subject to Section 8.1). The Borrower may not assign or delegate its rights or obligations hereunder or any interest therein without the prior written consent of each Lender. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby and, to the extent expressly contemplated hereby, Affiliates of each of the Agents and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

8.15     CONSENT TO JURISDICTION AND SERVICE OF PROCESS.

         ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST THE BORROWER ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR ANY OBLIGATIONS THEREUNDER, MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE, COUNTY AND CITY OF NEW YORK, OR IN ANY COURT LOCATED IN ITS OWN CORPORATE DOMICILE. BY EXECUTING AND DELIVERING THIS AGREEMENT, THE BORROWER, FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, IRREVOCABLY

                  (I) ACCEPTS GENERALLY AND UNCONDITIONALLY THE NONEXCLUSIVE JURISDICTION AND VENUE OF SUCH COURTS;

                  (II)     WAIVES ANY DEFENSE OF FORUM NON CONVENIENS;

                  (III) AGREES THAT SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDING IN ANY SUCH COURT MAY BE MADE BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO THE BORROWER AT ITS ADDRESS PROVIDED IN ACCORDANCE WITH SECTION 8.7;

                  (IV) AGREES THAT SERVICE AS PROVIDED IN CLAUSE (III) ABOVE IS SUFFICIENT TO CONFER PERSONAL JURISDICTION OVER THE BORROWER IN ANY SUCH PROCEEDING IN ANY SUCH COURT, AND

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                                        $500,000,000 THREE YEAR CREDIT AGREEMENT

         OTHERWISE CONSTITUTES EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT;

                  (V) AGREES THAT EACH AGENT AND EACH LENDER RETAINS THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO BRING PROCEEDINGS AGAINST THE BORROWER IN THE COURTS OF ANY OTHER JURISDICTION; AND

                  (VI) AGREES THAT THE PROVISIONS OF THIS SECTION 8.15 RELATING TO JURISDICTION AND VENUE SHALL BE BINDING AND ENFORCEABLE TO THE FULLEST EXTENT PERMISSIBLE UNDER NEW YORK GENERAL OBLIGATIONS LAW
         SECTION 5-1402 OR OTHERWISE.

8.16     WAIVER OF JURY TRIAL.

         EACH OF THE PARTIES TO THIS AGREEMENT HEREBY AGREES TO WAIVE ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS LOAN TRANSACTION OR THE LENDER/BORROWER RELATIONSHIP THAT IS BEING ESTABLISHED. The scope of this waiver is intended to be all-encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this transaction, including contract claims, tort claims, breach of duty claims and all other common law and statutory claims. Each party hereto acknowledges that this waiver is a material inducement to enter into a business relationship, that each has already relied on this waiver in entering into this Agreement, and that each will continue to rely on this waiver in their related future dealings. Each party hereto further warrants and represents that it has reviewed this waiver with its legal counsel and that it knowingly and voluntarily waives its jury trial rights following consultation with legal counsel. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING (OTHER THAN BY A MUTUAL WRITTEN WAIVER SPECIFICALLY REFERRING TO THIS SECTION 8.16 AND EXECUTED BY EACH OF THE PARTIES HERETO), AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THE LOANS MADE HEREUNDER. In the event of litigation, this Agreement may be filed as a written consent to a trial by the court.

8.17     CONFIDENTIALITY.

         Each Lender shall hold all non-public information regarding the Borrower and its Subsidiaries and their businesses in accordance with such Lender's customary procedures for handling confidential information of this nature and in accordance with safe and sound banking practices, it being understood and agreed by the Borrower that in any event each Lender may make disclosures (i) to Affiliates of such Lender and their agents and advisors (and to other persons authorized by a Lender to organize, present or disseminate such information in connection with disclosures otherwise made in accordance with this Section 8.17); (ii)

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                                        $500,000,000 THREE YEAR CREDIT AGREEMENT

reasonably required by any bona fide or potential assignee, transferee or participant in connection with the contemplated assignment, transfer or participation by any Lender of its Loans or any interest therein; provided that, prior to any disclosure, such Persons to whom such disclosure is made will be informed of the confidential nature of such information and instructed to keep such information confidential; (iii) to any rating agency when required by it; provided that, prior to any disclosure, such rating agency shall undertake in writing to preserve the confidentiality of any confidential information relating to the Borrower or its Subsidiaries received by it from any of the Agents or any Lender; and (iv) required or requested by any governmental agency or representative thereof or by the NAIC or pursuant to legal process; provided that unless specifically prohibited by applicable law or court order, each Lender shall make reasonable efforts to notify the Borrower of any request by any governmental agency or representative thereof (other than any such request in connection with any examination of the financial condition or other routine examination of such Lender by such governmental agency) for disclosure of any such non-public information prior to disclosure of such information; and provided, further, that in no event shall any Lender be obligated or required to return any materials furnished by the Borrower or any of its Subsidiaries.

8.18     RATABLE SHARING.

         The Lenders hereby agree among themselves that if any of them shall, whether by voluntary payment (other than a voluntary prepayment of Loans made and applied in accordance with the terms hereof), through the exercise of any right of set-off or banker's lien, by counterclaim or cross action or by the enforcement of any right under the Loan Documents or otherwise, or as adequate protection of a deposit treated as cash collateral under the Bankruptcy Code, receive payment or reduction of a proportion of the aggregate amount of principal, interest, amounts payable in respect of facility fees or commitment fees and other amounts then due and owing to such Lender hereunder or under the other Loan Documents (collectively, the "AGGREGATE AMOUNTS DUE" to such Lender), which is greater than the proportion received by any other Lender in respect of the Aggregate Amounts Due to such other Lender, then the Lender receiving such proportionately greater payment shall (i) notify the Administrative Agent and each other Lender of the receipt of such payment and (ii) apply a portion of such payment to purchase participations (which it shall be deemed to have purchased from each seller of a participation simultaneously upon the receipt by such seller of its portion of such payment) in the Aggregate Amounts Due to the other Lenders so that all such recoveries of Aggregate Amounts Due shall be shared by all Lenders in proportion to the Aggregate Amounts Due to them; provided that, if all or part of such proportionately greater payment received by such purchasing Lender is thereafter recovered from such Lender upon the bankruptcy or reorganization of the Borrower or otherwise, those purchases shall be rescinded and the purchase prices paid for such participations shall be returned to such purchasing Lender ratably to the extent of such recovery, but without interest. The Borrower and each of its Subsidiaries expressly consents to the foregoing arrangement and agrees that any holder of a participation so purchased may exercise any and all rights of banker's lien, set-off or counterclaim with respect to any and all monies owing by the Borrower or any of its Subsidiaries to that holder with respect thereto as fully as if that holder were owed the amount of the participation held by that holder.

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                                        $500,000,000 THREE YEAR CREDIT AGREEMENT

8.19     COUNTERPARTS.

         This Agreement and any amendments, waivers, consents or supplements hereto or in connection herewith may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument.

8.20     OBLIGATIONS SEVERAL; INDEPENDENT NATURE OF LENDERS' RIGHTS.

         The obligations of the Lenders hereunder are several and no Lender shall be responsible for the obligations or Commitment of any other Lender hereunder. Nothing contained herein or in any other Loan Document, and no action taken by any of the Lenders pursuant hereto or thereto, shall be deemed to constitute any of the Lenders as a partnership, an association, a joint venture or any other kind of entity. The amounts payable at any time hereunder to each Lender shall be a separate and independent debt, and each Lender shall be entitled to protect and enforce its rights arising hereunder and it shall not be necessary for any other Lender to be joined as an additional party in any proceeding for such purpose.

8.21     USURY SAVINGS CLAUSE.

         Notwithstanding any other provision herein, the aggregate interest rate charged with respect to any of the Obligations, including all charges or fees in connection therewith deemed in the nature of interest under applicable law shall not exceed the Highest Lawful Rate. As used herein, "HIGHEST LAWFUL RATE" means the maximum lawful interest rate, if any, that at any time or from time to time may be contracted for, charged, or received under the laws applicable to any Lender which are presently in effect or, to the extent allowed by law, under such applicable laws which may hereafter be in effect and which allow a higher maximum nonusurious interest rate than applicable laws now allow. If the rate of interest (determined without regard to the preceding sentence) under this Agreement at any time exceeds the Highest Lawful Rate, the outstanding amount of the Loans made hereunder shall bear interest at the Highest Lawful Rate until the total amount of interest due hereunder equals the amount of interest which would have been due hereunder if the stated rates of interest set forth in this Agreement had at all times been in effect. In addition, if when the Loans made hereunder are repaid in full the total interest due hereunder (taking into account the increase provided for above) is less than the total amount of interest which would have been due hereunder if the stated rates of interest set forth in this Agreement had at all times been in effect, then to the extent permitted by law, the Borrower shall pay to the Administrative Agent an amount equal to the difference between the amount of interest paid and the amount of interest which would have been paid if the Highest Lawful Rate had at all times been in effect. Notwithstanding the foregoing, it is the intention of the Lenders and the Borrower to conform strictly to any applicable usury laws. Accordingly, if any Lender contracts for, charges, or receives any consideration which constitutes interest in excess of the Highest Lawful Rate, then any such excess shall be cancelled automatically and, if previously paid, shall at such Lender's option be applied to the outstanding amount of the Loans made hereunder or be refunded to the Borrower.

                                        $500,000,000 THREE YEAR CREDIT AGREEMENT

SECTION 9. AGENTS

9.1      APPOINTMENT.

         Bank One is hereby appointed by each Lender as the Administrative Agent hereunder and under the other Loan Documents and each Lender hereby authorizes the Administrative Agent to act as its contractual representative in accordance with the terms of this Agreement and the other Loan Documents. Each Agent hereby agrees to act upon the express conditions contained in this Agreement and the other Loan Documents, as applicable. The provisions of this Section 9 are solely for the benefit of the Agents and the Lenders, and the Borrower shall have no rights as a third party beneficiary of any of the provisions thereof. In performing its functions and duties under this Agreement, each of the Agents shall act solely as an agent of the Lenders and does not assume and shall not be deemed to have assumed any obligation towards or relationship of agency or trust with or for the Borrower or any of its Subsidiaries or either Parent.

9.2      POWERS AND DUTIES; GENERAL IMMUNITY.

         A. POWERS; DUTIES SPECIFIED. Each Lender irrevocably authorizes each Agent to take such action on such Lender's behalf and to exercise such powers, rights and remedies hereunder and under the other Loan Documents as are specifically delegated or granted to such Agent by the terms hereof and thereof, together with such powers, rights and remedies as are reasonably incidental thereto. Each Agent shall have only those duties and responsibilities that are expressly specified in this Agreement and the other Loan Documents. Each Agent may exercise such powers, rights and remedies and perform such duties by or through its agents, employees and shall not be answerable to the Lenders, except as to money or securities received by it or its authorized agents, for the default or misconduct of any such agent, employee or attorney-in-fact selected by it with reasonable care. Each Agent shall be entitled to advice of counsel concerning the contractual arrangement between such Agent and the Lenders and all matters pertaining to such Agent's duties hereunder and under any other Loan Document. No Agent shall have, by reason of this Agreement or any of the other Loan Documents, a fiduciary relationship in respect of any Lender; and nothing in this Agreement or any of the other Loan Documents, expressed or implied, is intended to or shall be so construed as to impose upon any Agent any obligations in respect of this Agreement or any of the other Loan Documents except as expressly set forth herein or therein. In its capacity as the Lenders' contractual representative, the Administrative Agent is acting as an independent contractor, the rights and duties of which are limited to those expressly set forth in this Agreement and the other Loan Documents. Each of the Lenders hereby agrees to assert no claim against any Agent on any agency theory or any other theory of liability for breach of fiduciary duty, all of which claims each Lender hereby waives.

         B. NO RESPONSIBILITY FOR CERTAIN MATTERS. No Agent shall be responsible to any Lender for the execution, effectiveness, genuineness, validity, enforceability, collectability or sufficiency of this Agreement or any other Loan Document or any other document or instrument furnished in connection herewith or therewith, or for any representations, warranties, recitals or statements made herein or therein or made in any written or oral statements or in any financial or other statements, instruments, reports or certificates or any other documents furnished or made by any Agent to the Lenders or by or on behalf of the Borrower to any Agent or any Lender in

                                        $500,000,000 THREE YEAR CREDIT AGREEMENT

connection with the Loan Documents and the transactions contemplated thereby or for the financial condition or business affairs of the Borrower or any other Person liable for the payment of any Obligations or any Subsidiary or Affiliate of the Borrower or any such Person, nor shall any Agent be required to ascertain or inquire as to the performance or observance of any of the terms, conditions, provisions, covenants or agreements contained in any of the Loan Documents or as to the use of the proceeds of the Loans or as to the existence or possible existence of any Event of Default or Potential Event of Default or to make disclosures with respect to the foregoing. Anything contained in this Agreement to the contrary notwithstanding, the Administrative Agent shall not have any liability arising from confirmations of the amount of outstanding Loans or the component amounts thereof.

         C. EXCULPATORY PROVISIONS. No Agent nor any of its officers, partners, directors, employees or agents shall be liable to the Lenders for any action taken or omitted by any Agent under or in connection with any of the Loan Documents except to the extent determined in a final non-appealable judgment by a court of competent jurisdiction to have arisen from such Agent's gross negligence or willful misconduct. Each Agent shall be entitled to refrain from any act or the taking of any action (including the failure to take an action) in connection with this Agreement or any of the other Loan Documents or from the exercise of any power, discretion or authority vested in it hereunder or thereunder unless and until such Agent shall have received written instructions in respect thereof from the Requisite Lenders (or such other number of Lenders as may be required to give such instructions under Section 8.5) and, upon receipt of such instructions from the Requisite Lenders (or such other Lenders, as the case may be), such Agent shall be entitled to act or (where so instructed) refrain from acting, or to exercise such power, discretion or authority, in accordance with such instructions. Without prejudice to the generality of the foregoing, (i) each Agent shall be entitled to rely, and shall be fully protected in relying, upon any communication, instrument or document believed by it to be genuine and correct and to have been signed or sent by the proper Person or Persons, and shall be entitled to rely and shall be protected in relying on opinions and judgments of attorneys (who may be attorneys for the Borrower and its Subsidiaries or employees of any Agent), accountants, experts and other professional advisors selected by it; and (ii) no Lender shall have any right of action whatsoever against any Agent as a result of such Agent acting or (where so instructed) refraining from acting under this Agreement or any of the other Loan Documents in accordance with the instructions of the Requisite Lenders (or such other number of Lenders as may be required to give such instructions under Section 8.5).

         D. ADMINISTRATIVE AGENT ENTITLED TO ACT AS LENDER. The agency hereby created shall in no way impair or affect any of the rights and powers of, or impose any duties or obligations upon, any Agent in its individual capacity as a Lender hereunder. With respect to its participation in the Loans, each Agent shall have the same rights and powers hereunder as any other Lender and may exercise the same as though it were not performing the duties and functions delegated to it hereunder, and the term "Lender" shall, unless the context clearly otherwise indicates, include each Agent in its individual capacity. Any Agent and its Affiliates may accept deposits from, lend money to, own Securities of, and generally engage in any kind of banking, trust, financial advisory or other business with the Borrower or any of its Affiliates as if it were not performing the duties specified herein, and may accept fees and other consideration from the Borrower for services in connection with this Agreement and otherwise without having to account for the same to the Lenders.

                                        $500,000,000 THREE YEAR CREDIT AGREEMENT

         E. SYNDICATION AGENT AND CO-DOCUMENTATION AGENTS. No Lender identified in this Agreement as the "Syndication Agent" or a "Co-Documentation Agent" shall have any right, power, obligation, liability, responsibility or duty under this Agreement other than those applicable to all Lenders as such, except as otherwise expressly set forth in this Agreement. Without limiting the foregoing, no such Lender shall have or be deemed to have a fiduciary relationship with any other Lender.

9.3 REPRESENTATIONS AND WARRANTIES; NO RESPONSIBILITY FOR APPRAISAL OF CREDITWORTHINESS.

         Each Lender represents and warrants that it has made its own independent investigation of the financial condition and affairs of the Borrower and its Subsidiaries in connection with the making of the Loans hereunder and that it has made and shall continue to make its own appraisal of the creditworthiness of the Borrower and its Subsidiaries. No Agent shall have any duty or responsibility, either initially or on a continuing basis, to make any such investigation or any such appraisal on behalf of the Lenders or to provide any Lender with any credit or other information with respect thereto, whether coming into its possession before the making of the Loans or at any time or times thereafter, and no Agent shall have any responsibility with respect to the accuracy of or the completeness of any information provided to the Lenders.

9.4      RIGHT TO INDEMNITY.

         Each Lender, in proportion to its Pro Rata Share, severally agrees to indemnify each Agent, to the extent that such Agent shall not have been reimbursed by the Borrower, for and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including counsel fees and disbursements) or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against such Agent in exercising its powers, rights and remedies or performing its duties hereunder or under the other Loan Documents or otherwise in its capacity as such Agent in any way relating to or arising out of this Agreement or the other Loan Documents (including for any such amounts incurred by or asserted against such Agent in connection with any dispute between such Agent and any Lender or between two or more Lenders); provided that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements to the extent any of the foregoing is found in a final non-appealable judgment by a court of competent jurisdiction to have resulted from such Agent's gross negligence or willful misconduct. If any indemnity furnished to any Agent for any purpose shall, in the opinion of such Agent, be insufficient or become impaired, such Agent may call for additional indemnity and cease, or not commence, to do the acts indemnified against until such additional indemnity is furnished.

9.5      SUCCESSOR ADMINISTRATIVE AGENT.

         The Administrative Agent may resign at any time by giving 30 days' prior written notice thereof to the Lenders and the Borrower, and the Administrative Agent may be removed at any time with or without cause by an instrument or concurrent instruments in writing delivered to the Borrower and the Administrative Agent and signed by the Requisite Lenders. Upon any such notice of resignation or any such removal, the Requisite Lenders shall have the right to select a

                                        $500,000,000 THREE YEAR CREDIT AGREEMENT

successor Administrative Agent, with the consent of the Borrower (which consent shall not be unreasonably withheld or delayed); provided that the Borrower's consent shall not be required for the Requisite Lenders to appoint any Lender as the Administrative Agent or at any time that an Event of Default shall have occurred and be continuing. Upon the acceptance of any appointment as the Administrative Agent hereunder by a successor Administrative Agent, that successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring or removed Administrative Agent and the retiring or removed Administrative Agent shall be discharged from its duties and obligations under this Agreement. After any retiring or removed Administrative Agent's resignation or removal hereunder as the Administrative Agent, the provisions of this Section 9 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Administrative Agent under this Agreement.

9.6      ACKNOWLEDGMENT OF POTENTIAL RELATED TRANSACTIONS.

         The Borrower hereby acknowledges its understanding that each of the Arrangers, each of the Agents and each of the Lenders may from time to time effect transactions (for its own account or the account of customers), and hold positions in loans or options on loans that may be the subject of this arrangement. In addition, certain Affiliates of the Lenders are full service securities firms and as such may from time to time effect transactions (for their own account or the account of customers), and hold positions, in loans or options on loans or securities or options on securities that may be the subject of this arrangement. In addition, each of the Arrangers, each of the Agents and each of the Lenders may employ the services of its affiliates in providing certain services hereunder and may exchange with such affiliates information concerning the Borrower and other companies that may be the subject of this arrangement.

9.7      NON-RECEIPT OF FUNDS BY THE ADMINISTRATIVE AGENT.

         Unless the Borrower or a Lender, as the case may be, notifies the Administrative Agent prior to the date on which it is scheduled to make payment to the Administrative Agent of (i) in the case of a Lender, the proceeds of a Loan or (ii) in the case of the Borrower, a payment of principal, interest or fees to the Administrative Agent for the account of the Lenders, that it does not intend to make such payment, the Administrative Agent may assume that such payment has been made. The Administrative Agent may, but shall not be obligated to, make the amount of such payment available to the intended recipient in reliance upon such assumption. If such Lender or the Borrower, as the case may be, has not in fact made such payment to the Administrative Agent, the recipient of such payment shall, on demand by the Administrative Agent, repay to the Administrative Agent the amount so made available together with interest thereon in respect of each day during the period commencing on the date such amount was so made available by the Administrative Agent until the date the Administrative Agent recovers such amount at a rate per annum equal to (x) in the case of payment by a Lender, the Federal Funds Effective Rate for such day for the first three days and, thereafter, the interest rate applicable to the relevant Loan or
(y) in the case of payment by the Borrower, the interest rate applicable to the relevant Loan.

                  [Remainder of page intentionally left blank]

                                        $500,000,000 THREE YEAR CREDIT AGREEMENT

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

                                        ASSURANT, INC.

                                        By: /s/ Miles B. Yakre
                                           _____________________________________
                                        Name:   Miles B. Yakre
                                        Title:  VP & Treasurer

                                        Notice Address:

                                        Assurant, Inc.
                                        One Chase Manhattan Plaza, 41st Floor
                                        New York, NY 10005
                                        Attention: Katherine Greenzang
                                        Tel: (212) 859-7021
                                        Fax: (212) 859-7034

                                        $500,000,000 THREE YEAR CREDIT AGREEMENT

                                        BANK ONE, NA,
                                        as Lender and Administrative Agent

                                        By: /s/ Gerard P. Fogarty
                                           _____________________________________
                                        Name:   Gerard P. Fogarty
                                        Title:  Director

                                        Funding and Payment Office Address:

                                        Bank One, NA
                                        1 Bank One Plaza
                                        Mail Code: IL1-0010
                                        Chicago, IL 60670
                                        Attention: Lillian Arroyo
                                        Tel: (312) 385-7014
                                        Fax: (312) 385-7102

                                        Notice Address:
                                        Bank One, NA
                                        1 Bank One Plaza
                                        Mail Code: IL1-0325
                                        Chicago, IL 60670
                                        Attention: Gerard Fogarty
                                        Tel: (312) 325-3197
                                        Fax: (312) 325-3190

                                        $500,000,000 THREE YEAR CREDIT AGREEMENT

                                        CITICORP NORTH AMERICA INC., as Lender
                                        and Syndication Agent

                                        By: /s/ Maria G. Hackley
                                           _____________________________________
                                        Name: Maria G. Hackley
                                        Title: Managing Director

                                        $500,000,000 THREE YEAR CREDIT AGREEMENT

                                        MORGAN STANLEY SENIOR FUNDING, INC.,
                                        as Lender and Co-Documentation Agent

                                        By: /s/ Jaap L. Tonckens
                                           _____________________________________
                                        Name: Jaap L. Tonckens
                                        Title: Vice President
                                               Morgan Stanley Bank

                                        $500,000,000 THREE YEAR CREDIT AGREEMENT

                                        JPMORGAN CHASE BANK, as Lender and
                                        Co-Documentation Agent

                                        By: /s/ Heather A. Lindstrom
                                           _____________________________________
                                        Name: Heather A. Lindstrom
                                        Title: Vice President

                                        $500,000,000 THREE YEAR CREDIT AGREEMENT

                                        CREDIT SUISSE FIRST BOSTON (ACTING
                                        THROUGH ITS CAYMAN ISLANDS BRANCH)

                                        By: /s/ Jay Chall
                                           -------------------------------------
                                        Name:  Jay Chall
                                        Title: Director

                                        By: /s/ David J. Dodd
                                           -------------------------------------
                                        Name:  David J. Dodd
                                        Title: Associate

                                        $500,000,000 THREE YEAR CREDIT AGREEMENT

                                        KEYBANK, NATIONAL ASSOCIATION

                                        By: /s/ Mary K. Young
                                           -------------------------------------
                                        Name:  Mary K. Young
                                        Title: Vice President

                                        $500,000,000 THREE YEAR CREDIT AGREEMENT

                                        M&I MARSHALL & ILSLEY BANK

                                        By: /s/ Thomas F. Bickelhaupt
                                           -------------------------------------
                                        Name: Thomas F. Bickelhaupt
                                        Title: Vice President

                                        By: /s/ Ann M. Benschoter
                                           -------------------------------------
                                        Name: Ann M. Benschoter
                                        Title: Senior Vice President

                                        $500,000,000 THREE YEAR CREDIT AGREEMENT

                                        MERRILL LYNCH BANK USA

                                        By: /s/ Louis Adler
                                           -------------------------------------
                                        Name: Louis Adler
                                        Title: Director

                                        $500,000,000 THREE YEAR CREDIT AGREEMENT

                                        SUNTRUST BANK

                                        By: /s/ Heidi M. Khambatta
                                           _____________________________________
                                        Name:   Heidi M. Khambatta
                                        Title:  Vice President

                                        $500,000,000 THREE YEAR CREDIT AGREEMENT

                                        U.S. BANK NATIONAL ASSOCIATION

                                        By: /s/ John Franceschi
                                           _____________________________________
                                        Name:   John Franceschi
                                        Title:  Vice President

                                        $500,000,000 THREE YEAR CREDIT AGREEMENT

                                        WILLIAM STREET COMMITMENT CORPORATION
                                        (RECOURSE ONLY TO ASSETS OF WILLIAM
                                        STREET COMMITMENT CORPORATION)

                                        By: /s/ Jennifer M. Hill
                                           _____________________________________
                                        Name:   Jennifer M. Hill
                                        Title:  Vice President and CFO

                                        $500,000,000 THREE YEAR CREDIT AGREEMENT

                                      BEAR STEARNS CORPORATE LENDING INC.

                                      By: /s/ James C. Diao
                                         _______________________________________
                                      Name: James C. Diao
                                      Title: Vice President

                                       $500,000,000 THREE YEAR CREDIT AGRREEMENT

                                      COMMERCE BANK, NA

                                      By: /s/ Pamela T. Hill
                                         _______________________________________
                                      Name: Pamela T. Hill
                                      Title: Vice President

                                        $500,000,000 THREE YEAR CREDIT AGREEMENT

                                  SCHEDULE 2.1

         (Lenders' Commitments and Pro Rata Shares)

                     LENDER                                COMMITMENT     PRO RATA SHARE
                     ------                                ----------     --------------
Bank One, NA                                              $ 65,000,000      13.000000000%
Citicorp North America Inc.                               $ 65,000,000      13.000000000%
JPMorgan Chase Bank                                       $ 50,000,000      10.000000000%
Morgan Stanley Senior Funding, Inc.                       $ 50,000,000      10.000000000%
Credit Suisse First Boston (acting through its
Cayman Islands Branch)                                    $ 35,000,000       7.000000000%
KeyBank, National Association                             $ 35,000,000       7.000000000%
M&I Marshall & Ilsley Bank                                $ 35,000,000       7.000000000%
Merrill Lynch Bank USA                                    $ 35,000,000       7.000000000%
SunTrust Bank                                             $ 35,000,000       7.000000000%
U.S. Bank National Association                            $ 35,000,000       7.000000000%
William Street Commitment Corporation                     $ 35,000,000       7.000000000%
Bear Stearns Corporate Lending Inc.                       $ 15,000,000       3.000000000%
Commerce Bank, NA                                         $ 10,000,000       2.000000000%
TOTAL                                                     $500,000,000     100.000000000%

                                        $500,000,000 THREE YEAR CREDIT AGREEMENT

                                  SCHEDULE 1.1

                                PRICING SCHEDULE

The Applicable Margin for Base Rate Loans and LIBOR Loans, the Commitment Fee Rate and the Utilization Fee Rate shall be determined based on the applicable Performance Level (as defined below).

       PERFORMANCE LEVEL        LEVEL I      LEVEL II      LEVEL III     LEVEL IV      LEVEL V       LEVEL VI
       -----------------        -------      --------      ---------     --------      -------       --------
APPLICABLE MARGIN FOR BASE
  RATE LOANS                         0%           0%            0%       0. 250%        0.750%        1.500%

APPLICABLE MARGIN FOR LIBOR
  LOANS                          0.500%       0.625%        0.750%        1.000%        1.500%        2.250%

COMMITMENT FEE RATE              0.100%       0.125%        0.150%        0.175%        0.200%        0.250%

UTILIZATION FEE RATE             0.125%       0.125%        0.125%        0.250%        0.250%        0.250%

; provided that so long as any obligation of the Borrower under the Bond Bridge Facility is guaranteed by the Parents, (i) the Applicable Margin for LIBOR Loans shall be increased by 0.200% for each Performance Level and (ii) the Commitment Fee Rate shall be increased by 0.050% for each Performance Level.

                                        $500,000,000 THREE YEAR CREDIT AGREEMENT

         "PERFORMANCE LEVEL" means Performance Level I, Performance Level II, Performance Level III, Performance Level IV, Performance Level V or Performance Level VI, as identified by reference to the public debt rating of the Borrower in effect on such date as set forth in the following chart:

PERFORMANCE LEVEL                      PUBLIC DEBT RATING
-----------------                      ------------------
     LEVEL I             Long Term Senior Unsecured Debt rated greater
                         than or equal to A by S&P or A2 by Moody's

     LEVEL II Long Term Senior Unsecured Debt rated greater than or equal to A- by S&P or A3 by Moody's

    LEVEL III            Long Term Senior Unsecured Debt rated greater
                         than or equal to BBB+ by S&P or Baa1 by Moody's

     LEVEL IV Long Term Senior Unsecured Debt rated greater than or equal to BBB by S&P or Baa2 by Moody's

     LEVEL V Long Term Senior Unsecured Debt rated greater than or equal to BBB- by S&P or Baa3 by Moody's

     LEVEL VI Long Term Senior Unsecured Debt rated less than or equal to BB+ by S&P or Ba1 by Moody's, and at all other times (including if such ratings are not available from both S&P and Moody's)

         For purposes of this definition, the Performance Level shall be determined by the applicable public debt rating for the Borrower as follows: (i) the public debt rating shall be determined by the then-current rating announced by either S&P or Moody's, as the case may be, for any class of non-credit-enhanced long-term senior unsecured debt issued by the Borrower; (ii) if only one of S&P and Moody's shall have in effect such a public debt rating, the Performance Level will be Level VI (except as a result of either S&P or Moody's, as the case may be, ceasing to be in the business of issuing public debt ratings, in which case the Performance Level shall be determined by reference to the available rating); (iii) if neither S&P nor Moody's shall have in effect such a public debt rating, the applicable Performance Level will be Level VI; (iv) if such public debt ratings established by S&P and Moody's shall fall within different levels, the public debt rating will be determined by the higher of the two ratings; provided that in the event that the lower of such public debt ratings is more than one level below the higher of such public debt ratings, the public debt rating will be determined based upon the level that is one level above the lower of such public debt

                                        $500,000,000 THREE YEAR CREDIT AGREEMENT

ratings; (v) if any such public debt rating established by S&P or Moody's shall be changed, such change shall be effective as of the date on which such change is first announced publicly by the rating agency making such change; and (vi) if S&P or Moody's shall change the basis on which such public debt ratings are established, or shall change its respective rating system, each reference to the public debt rating announced by S&P or Moody's, as the case may be, shall refer to the then-equivalent rating by S&P or Moody's, as the case may be.